SEC File No. ______

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 1-A, TIER 2

REGULATION A OFFERING CIRCULAR UNDER THE SECURITIES ACT OF 1933

KARBON-X CORP.
(Exact name of issuer as specified in the Issuer’s charter)

Nevada

(Jurisdiction of incorporation/organization)

2017

(Year of incorporation)

0001729637

CIK

541620

(Standard Industrial Classification Code)

6575 West Loop South, Suite 500

Bellaire, TXC 77401

(844) 462-3637

(Address and telephone number Principal Executive Offices)

Chad Clovis

6575 West Loop South, Suite 500

Bellaire, TXC 77401

(844) 462-3637

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

M. Richard Cutler

6575 West Loop South, Suite 500

Bellaire, TXC 77401

(713) 888-0040

82-2882342

 (I.R.S. Employer Identification Number)

This Preliminary Offering Circular shall only be qualified upon order of the Securities and Exchange Commission, unless a subsequent amendment is filed indicating the intention to become qualified by operation of the terms of Regulation A.

This Offering Circular follows the disclosure format of Form S-1, pursuant to the General Instructions of Part II(a)(1)(ii) of Form 1-A.

PART II - OFFERING CIRCULAR - FORM 1-A: TIER II

Dated October 17, 2025

PURSUANT TO REGULATION A OF THE SECURITIES ACT OF 1933

KARBON-X CORP.

[2,083,333 – 12,500,000] Shares of Common Stock at [$0.50 - $2.50] per share

Minimum Investment: $5,000 Maximum Offering: $5,000,000.

By this Offering Circular, Karbon-X Corp., a Nevada corporation, is offering for sale a maximum of [2,083,333 – 12,500,000] shares of its common stock (the “Offered Shares”), at a fixed price of $  [0.40-2.40] per share (the price to be fixed by a post-qualification supplement), pursuant to Tier 2 of Regulation A of the United States Securities and Exchange Commission (the “SEC”). A minimum purchase of $5,000 of the Offered Shares is required in this offering; any additional purchase must be in an amount of at least $1,000. This offering is being conducted on a best-efforts basis, which means that there is no minimum number of Offered Shares that must be sold by us for this offering to close; thus, we may receive no or minimal proceeds from this offering. All proceeds from this offering will become immediately available to us and may be used as they are accepted. Purchasers of the Offered Shares will not be entitled to a refund and could lose their entire investments.

We estimate that this offering will commence within two days of the SEC’s qualification of the Offering Statement of which this Offering Circular forms a part; this offering will terminate at the earliest of (a) the date on which the maximum offering has been sold, (b) the date which is one year from this offering being qualified by the SEC or (c) the date on which this offering is earlier terminated by us, in our sole discretion. (See “Plan of Distribution”).

PLEASE REVIEW ALL RISK FACTORS STARTING ON ON PAGE 15 BEFORE MAKING AN INVESTMENT IN THIS COMPANY. AN INVESTMENT IN THIS COMPANY SHOULD ONLY BE MADE IF YOU ARE CAPABLE OF EVALUATING THE RISKS AND MERITS OF THIS INVESTMENT AND IF YOU HAVE SUFFICIENT RESOURCES TO BEAR THE ENTIRE LOSS OF YOUR INVESTMENT.

2

Because these securities are being offered on a "best efforts" basis, the following disclosures are hereby made:

				Proceeds
			Underwriting	Before
			Discounts	Expenses
			and	to
	Number of	Price to	Commissions	Company
	Shares	Public	(1)(2)	(2)
Price Per Share (Minimum Investment)		$5,000	$0	$5,000
Total Maximum		$5,000,000	$0	$5,000,000

(1)

We do not intend to offer and sell the Offered Shares through registered broker-dealers or utilize finders. However, should we determine to employ a registered broker-dealer of finder, information as to any such broker-dealer or finder shall be disclosed in an amendment to this Offering Circular

(2)

Does not reflect payment of expenses of this offering, which are estimated to not exceed $60,000 and which include, among other things, legal fees, accounting costs, reproduction expenses, due diligence, marketing, consulting, administrative services other costs of blue sky compliance, and actual out-of-pocket expenses incurred by the Company selling the Shares.  This amount represents the proceeds of the offering to the Company, which will be used as set out in “USE OF PROCEEDS TO COMPANY.”.

The shares are being offered pursuant to Regulation A of Section 3(b) of the Securities Act of 1933, as amended, for Tier 2 offerings. The shares are only issued to purchasers who satisfy the requirements set forth in Regulation A.

This Offering Circular contains all of the representations by us concerning this Offering, and no person shall make different or broader statements than those contained herein. Investors are cautioned not to rely upon any information not expressly set forth in this Offering Circular.

PROSPECTIVE INVESTORS ARE NOT TO CONSTRUE THE CONTENTS OF THIS OFFERING CIRCULAR, OR OF ANY PRIOR OR SUBSEQUENT COMMUNICATIONS FROM THE COMPANY OR ANY OF ITS EMPLOYEES, AGENTS OR AFFILIATES, AS INVESTMENT, LEGAL, FINANCIAL OR TAX ADVICE. EACH INVESTOR SHOULD CONSULT HIS OR HER OWN COUNSEL, ACCOUNTANT AND OTHER PROFESSIONAL ADVISORS AS TO LEGAL, TAX AND OTHER RELATED MATTERS CONCERNING HIS INVESTMENT.

Karbon-X Corp. is a Nevada corporation, (the “Company,” “we,” “us,” “our” or “KARX”) reserves the right to change the fixed Price Per Share to Public during the Offering and will file a post-qualification amendment to the Offering Statement at the time of any such change.

The Company is Offering, on a best-efforts, a number of shares of our common stock at a price per share of $[0.40-2.40] to be sold up to a maximum of [2,083,333-12,500,000] shares. Upon qualification by the Securities and Exchange Commission (“SEC” or the “Commission”) and the filing of a final Offering circular by the Company with the Commission, all of the Shares registered in this Offering will be without restriction or further registration under Rule 251m unless such Shares are purchased by “affiliates” as that term is defined in Rule 144 under the Securities Act.

3

Prior to this Offering, there has been a thinly traded public market for our common shares in the OTCQX Market maintained by OTC Markets Group, Inc.. Our ticker symbol is “KARX” and the closing price of our common stock on October 16, 2025 was $0.55 per share.

The Company expects that the amount of expenses of the Offering that it will pay will be approximately $60,000.

The Offering will terminate at the earlier of: (1) the date at which the maximum Offering amount has been sold, (2) the date that is 12 months from the date this Offering Statement is qualified by the Securities and Exchange Commission, (unless extended by the Company, in its own discretion, for up to another 90 days) or (3) the date at which the Offering is earlier terminated by the Company in its sole discretion, which may occur at any time. The Offering is being conducted on a best- efforts basis without any minimum aggregate investment target. The Company may undertake one or more closings on a rolling basis. After each closing, funds tendered by investors will be available to the Company.

INVESTMENT IN THIS OFFERING INVOLVES A HIGH DEGREE OF RISK, AND INVESTORS SHOULD NOT INVEST ANY FUNDS IN THIS OFFERING UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. SEE THE SECTION ENTITLED “RISK FACTORS.”

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED OR APPROVED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THESE AUTHORITIES HAVE NOT PASSED UPON THE ACCURACY OR ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OR GIVE ITS APPROVAL OF ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO www.investor.gov (WHICH IS NOT INCORPORATED BY REFERENCE INTO THIS OFFERING CIRCULAR).

4

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF SUCH STATE. THE COMPANY MAY ELECT TO SATISFY ITS OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF THE COMPANY’S SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

As of October 16, 2025, there were 120 shareholders of record of our common stock, which does include holders in street name, and 86,973,148 shares of common stock outstanding. The Company has not paid any dividends on its common stock. The Company currently intends to retain any earnings for use in its business, and therefore does not anticipate paying cash dividends in the foreseeable future.

This Offering consists of Common Stock (the "Shares" or individually, each a "Share") that is being offered on a "best efforts" basis, which means that there is no guarantee that any minimum amount will be sold. The Shares are being offered and sold by the Company management The maximum aggregate amount of the Shares offered is [12,500,000 – 2,083,333] (the "Maximum Offering"). There is no minimum number of Shares that needs to be sold for funds to be released to the Company and for this Offering to close. For additional information regarding the methods of sale, you should refer to the section entitled “Plan of Distribution” in this Offering. Our Officers and Directors will not receive any commissions or proceeds for selling the shares on our behalf.  Our Officers and Directors, the Officers and Directors will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act’). This Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sales of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the laws of any such state.

No sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or your net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

NASAA UNIFORM LEGEND

FOR RESIDENTS OF ALL STATES: THE PRESENCE OF A LEGEND FOR ANY GIVEN STATE REFLECTS ONLY THAT A LEGEND MAY BE REQUIRED BY THAT STATE AND SHOULD NOT BE CONSTRUED TO MEAN AN OFFER OR SALE MAY BE MADE IN A PARTICULAR STATE. IF YOU ARE UNCERTAIN AS TO WHETHER OR NOT OFFERS OR SALES MAY BE LAWFULLY MADE IN ANY GIVEN STATE, YOU ARE HEREBY ADVISED TO CONTACT THE COMPANY. THE SECURITIES DESCRIBED IN THIS OFFERING CIRCULAR HAVE NOT BEEN REGISTERED UNDER ANY STATE SECURITIES LAWS (COMMONLY CALLED 'BLUE SKY' LAWS).

5

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE PERSON OR ENTITY CREATING THE SECURITIES AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

PATRIOT ACT RIDER

The Investor hereby represents and warrants that Investor is not, nor is it acting as an agent, representative, intermediary or nominee for, a person identified on the list of blocked persons maintained by the Office of Foreign Assets Control, U.S. Department of Treasury. In addition, the Investor has complied with all applicable U.S. laws, regulations, directives, and executive orders relating to anti-money laundering , including but not limited to the following laws: (1) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, and (2) Executive Order 13224 (Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism) of September 23, 2001.

NO DISQUALIFICATION EVENT (“BAD BOY” DECLARATION)

NONE OF THE COMPANY, ANY OF ITS PREDECESSORS, ANY AFFILIATED ISSUER, ANY DIRECTOR, EXECUTIVE OFFICER, OTHER OFFICER OF THE COMPANY PARTICIPATING IN THE OFFERING CONTEMPLATED HEREBY, ANY BENEFICIAL OWNER OF 20% OR MORE OF THE COMPANY'S OUTSTANDING VOTING EQUITY SECURITIES, CALCULATED ON THE BASIS OF VOTING POWER, NOR ANY PROMOTER (AS THAT TERM IS DEFINED IN RULE 405 UNDER THE SECURITIES ACT OF 1933) CONNECTED WITH THE COMPANY IN ANY CAPACITY AT THE TIME OF SALE (EACH, AN “ISSUER COVERED PERSON”) IS SUBJECT TO ANY OF THE “BAD ACTOR” DISQUALIFICATIONS DESCRIBED IN RULE 506(D)(1)(I) TO (VIII) UNDER THE SECURITIES ACT OF 1933 (A “DISQUALIFICATION EVENT”), EXCEPT FOR A DISQUALIFICATION EVENT COVERED BY RULE 506(D)(2) OR (D)(3) UNDER THE SECURITIES ACT. THE COMPANY HAS EXERCISED REASONABLE CARE TO DETERMINE WHETHER ANY ISSUER COVERED PERSON IS SUBJECT TO A DISQUALIFICATION EVENT.

About This Form 1-A and Offering Circular

In making an investment decision, you should rely only on the information contained in this Form 1-A and Offering Circular. The Company has not authorized anyone to provide you with information different from that contained in this Form 1-A and Offering Circular. We are Offering to sell and seeking offers to buy the Shares only in jurisdictions where offers and sales are permitted. You should assume that the information contained in this Form 1-A and Offering Circular is accurate only as of the date of this Form 1-A and Offering Circular, regardless of the time of delivery of this Form 1-A and Offering Circular. Our business, financial condition, results of operations, and prospects may have changed since that date. Statements contained herein as to the content of any agreements or other documents are summaries and, therefore, are necessarily selective and incomplete and are qualified in their entirety by the actual agreements or other documents.

6

Continuous Offering

Under Rule 251(d)(3) to Regulation A, the following types of continuous or delayed Offerings are permitted, among others:

(1) securities offered or sold by or on behalf of a person other than the issuer or its subsidiary or a person of which the issuer is a subsidiary; (2) securities issued upon conversion of other outstanding securities; or (3) securities that are part of an Offering which commences within two calendar days after the qualification date. These may be offered on a continuous basis and may continue to be offered for a period in excess of 30 days from the date of initial qualification. They may be offered in an amount that, at the time the Offering statement is qualified, is reasonably expected to be offered and sold within one year from the initial qualification date. No securities will be offered or sold “at the market.” The pricing amendment will not, in the aggregate, represent any change from the maximum aggregate Offering price calculable using the information in the qualified Offering statement. This information will be filed no later than two business days following the earlier of the date of determination of such pricing information or the date of first use of the Offering circular after qualification.

Sale of these shares will commence within three calendar days of the qualification date and it will be a continuous Offering pursuant to Rule 251(d)(3)(i)(F).

Subscriptions are irrevocable and the purchase price is non-refundable as expressly stated in this Offering Circular. The Company, by determination of the Board of Directors, in its sole discretion, may issue the Securities under this Offering for cash, promissory notes, services, and/or other consideration without notice to subscribers. All proceeds received by the Company from subscribers for this Offering will be available for use by the Company upon acceptance of subscriptions for the Securities by the Company.

7

8

USE OF MARKET AND INDUSTRY DATA

This Offering Circular includes market and industry data that we have obtained from third-party sources, including industry publications, as well as industry data prepared by our management on the basis of its knowledge of and experience in the industries in which we operate (including our management’s estimates and assumptions relating to such industries based on that knowledge). Management has developed its knowledge of such industries through its experience and participation in these industries. While our management believes the third-party sources referred to in this Offering Circular are reliable, neither we nor our management have independently verified any of the data from such sources referred to in this Offering Circular or ascertained the underlying economic assumptions relied upon by such sources. Furthermore, internally prepared and third-party market prospective information, in particular, are estimates only and there will usually be differences between the prospective and actual results, because events and circumstances frequently do not occur as expected, and those differences may be material. Also, references in this Offering Circular to any publications, reports, surveys or articles prepared by third parties should not be construed as depicting the complete findings of the entire publication, report, survey or article. The information in any such publication, report, survey or article is not incorporated by reference in this Offering Circular.

We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where such offers and sales are permitted. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with any information other than the information contained in this Offering Circular. The information contained in this Offering Circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of our securities. Neither the delivery of this Offering Circular nor any sale or delivery of our securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this Offering Circular. This Offering Circular will be updated and made available for delivery to the extent required by the federal securities laws.

In this Offering Circular, unless the context indicates otherwise, references to "Karbon-X Corp.", are referred to herein as "we", our" "us", “KARX”, “Karbon-X” or the Company

OFFERING CIRCULAR SUMMARY

This summary highlights selected information contained elsewhere in this Offering Circular. This summary is not complete and does not contain all the information that you should consider before deciding whether to invest in our Common Stock. You should carefully read the entire Offering Circular, including the risks associated with an investment in the company discussed in the "Risk Factors" section of this Offering Circular, before making an investment decision. Some of the statements in this Offering Circular are forward-looking statements. See the section entitled "Cautionary Statement Regarding Forward-Looking Statements."

Corporate Information

Karbon-X Corp (or "Karbon-X" or "the Company") is a public Nevada corporation that offers investors exposure to certified carbon credits which are a key instrument used by both individuals and corporations to achieve their carbon neutral and net-zero carbon goals. The company is environmental, social and governance (ESG) principled and focuses on partnering with high-quality projects and/or companies that generate or are actively involved in the voluntary carbon credit market.

Karbon-X Corp is focused on customized transactional options for corporations to offset their carbon footprint and provides scalable access to the Verified Emissions Reduction markets. Karbon-X is changing the marketing framework of traditional carbon marketing by engaging with the public in order to fund multiple forms of technology-based greenhouse gas reduction builds.

9

Carbon Credit Generation

Karbon-X Corp has begun purchasing verified carbon credits from numerous vendors and intends to resell these credits to both industry and the general public. The Company has already begun funding projects in order to generate Karbon-X Corp carbon credits of its own. Once verified these projects will generate carbon credits that will be sold on its proprietary APP platform.

Developments

During the year ended May 31, 2025, the Company sold 1,926,742 shares at $.90 per share for total proceeds of $1,712,099.

On March 31, 2025, the Company converted a loan for $350,000 principal and $16,724 interest into 407,471 shares at a price of $.90 per share.

On March 31, 2025, the Company issued 57,875 shares at $2.04 per share for compensation of $118,007.

On May 22, 2025, the Company converted 360,000 options related to its stock option plan into 205,715 shares via a cashless exercise.

On May 15, 2025, 10,400 warrants were exercised in a cashless exercise for 7,429 shares.

On June 1, 2025, the Company entered into an Asset Purchase Agreement with Allcot AG to acquire specified assets (including certain subsidiary shares, intellectual property, database, project pipeline, and contract rights) for cash consideration of $350,000.

Historical Company Information

Karbon-X was incorporated in the State of Nevada on September 31, 2017 under the name Cocoluv, Inc. The articles provided for 200,000,000 authorized shares. At that time Reymund Guillermo was appointed as sole officer and director. On June 9, 2020, the Corporation filed a Certificate of Amendment with the State of Nevada effectuating a 50 for 1 forward stock split. On March 1, 2022, a change of control occurred when Mr. Guillermo resigned as director and all executive officer positions with the Company. Concurrent with Mr. Guillermo’s resignation, Mr. Chad Clovis was appointed as CEO, Director and President.

On February 21, 2022 Karbon-X Corp, formerly known as Cocoluv, Inc., a Nevada Corporation (“Karbon-X”) entered into a Reorganization and Stock Purchase Agreement (the “Reorganization Agreement”) to acquire 100% of the issued and outstanding equity of Karbon-X Project, Inc., a British Columbia company (“Karbon-X Project”). Effective March 21, 2022, the parties closed the Reorganization Agreement. As part of the transaction, the majority shareholder of Karbon-X delivered 64,897,000 shares of common stock to shareholders of Karbon-X Project and certain other designees.

The Company’s principal office is located at 6575 West Loop South, Suite 500, Bellaire, TX 77401. Our telephone number is 844-462-3637. The Company email is info@karbon-x.com.

Trading Market

Our Common Stock trades in the OTCQB Market maintained by OTC Markets Group, Inc. under the symbol “KARX”.

We are Offering, on a best-efforts, a number of shares of our common stock at a per share price of $[0.40-2.40] to be sold up to a maximum of [12,500,000 – 2,083,333] shares. The fixed price per share determined upon qualification shall be fixed for the duration of the Offering unless a post-effective amendment is filed to reset the price per share and approved by the Securities and Exchange Commission. There is a minimum investment of $5,000 per investor. The shares are intended to be sold directly through the efforts of our officers and directors.

10

We have two hundred million (200,000,000) authorized common stock shares, of which there are 86,973,148 issued and outstanding, and no authorized Preferred Shares.

We are quoted on the OTCQX Market maintained by OTC Markets Group, Inc. and to do there is a limited established market for our stock. The Offering price of the Shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the Offering price, we took into consideration our capital structure and the amount of money we would need to implement our business plans. Accordingly, the Offering price should not be considered an indication of the actual value of our securities.

The Offering

This is a public Offering of securities of Karbon-X Corp., a Nevada corporation. We are offering [12,500,000-2,083,333] shares of our Common Stock at an Offering price of $[0.40-2.40] per share, the Offering Price of which will be set upon Qualification by the SEC of this Offering (the “Offered Shares” or “Shares”). This Offering will terminate on twelve months from the day the Offering is qualified, (except that the Company may extend the Offering by an additional 90 days) or the date on which the maximum Offering amount is sold (such earlier date, the “Termination Date”). The minimum purchase requirement per investor is $5,000.

These securities are speculative securities. Investment in the Company’s stock involves significant risk. You should purchase these securities only if you can afford a complete loss of your investment. See “Risk Factors” on page 15 to read about factors you should consider before buying shares of Common Stock.

Our Common Stock currently trades on the OTCQB Market maintained by OTC Markets Group, Inc. under the symbol “KARX” and the closing price of our Common Stock on September 18, 2025 was $0.51.

We are offering our shares without the use of an exclusive placement agent. We expect to commence the sale of the shares as of the date on which the Offering Statement is Qualified by the SEC.

As there is no minimum Offering, upon the approval of any subscription to this Offering Circular, we shall immediately deposit said proceeds into our bank account and may dispose of the proceeds in accordance with the Use of Proceeds.

This Offering will be conducted on a “best-efforts” basis, which means our Officers will use their commercially reasonable best efforts to offer and sell the Shares. Our Officers will not receive any commission or any other remuneration for these sales. Our officers and directors offering the securities on our behalf, will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended.

This Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sales of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the laws of any such state.

In order to subscribe to purchase the shares, a prospective investor must complete a subscription agreement and send payment by check, wire transfer or ACH. We have not currently engaged any party for the public relations or promotion of this Offering. As of the date of this filing, there are no additional offers for shares, nor any options, warrants, or other rights for the issuance of additional shares except those described herein.

11

We are Offering to sell, and seeking offers to buy, our securities only in jurisdictions where such offers and sales are permitted. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with any information other than the information contained in this Offering Circular. The information contained in this Offering Circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of our securities. Neither the delivery of this Offering Circular nor any sale or delivery of our securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this Offering Circular. This Offering Circular will be updated and made available for delivery to the extent required by the federal securities laws.

Securities Being Offered:	[2,083,333-12,500,000] shares of common stock, par value $0.001 per share.
Offering price	$-0.50=2.50] per share
Duration of the Offering:	The shares of common stock are being offered for a period of 12 months subsequent to qualification by the Securities and Exchange Commission.
Net proceeds to us	$4,940,000 assuming the maximum number of shares sold. For further information on the Use of Proceeds, see page 26.
Shares Outstanding Prior to Offering	86,973,148 shares of common stock.
Shares Outstanding After Offering	[06,973,148 – 89,473,148] shares of common stock.
Subscriptions	All subscriptions once accepted by us are irrevocable.
Registration Costs	All qualification costs shall be borne by the Company
Risk Factors	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.
Going Concern

Our financial statements for the fiscal year ended May 31, 2025 report revenues of $3,163,772 and a net loss of $7,053,492. Our independent auditor has issued an audit opinion for our Company which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

ABOUT THIS CIRCULAR

We have prepared this Offering Circular as part of Form 1-A filed with the Securities and Exchange Commission for our Offering of securities. The Form 1-A includes exhibits that provide more detailed descriptions of the matters discussed in this circular. You should rely only on the information contained in this circular and its exhibits. The Company has not authorized any person to provide you with any information different from that contained in this Offering Circular. The information contained in this Offering Circular is complete and accurate only as of the date of this Offering Circular, regardless of the time of delivery of this circular or sale of our Shares. This Offering Circular contains summaries of certain other documents, but reference is hereby made to the full text of the actual documents for complete information concerning the rights and obligations of the parties thereto. All documents relating to this Offering and related documents and agreements, if readily available to us, will be made available to a prospective investor or its representatives upon request.

12

TAX CONSIDERATIONS

No information contained herein, nor in any prior, contemporaneous or subsequent communication should be construed by a prospective investor as legal or tax advice. We are not providing any tax advice as to the acquisition, holding or disposition of the securities offered herein. In making an investment decision, investors are strongly encouraged to consult their own tax advisor to determine the U.S. Federal, state and any applicable foreign tax consequences relating to their investment in our securities. This written communication is not intended to be “written advice,” as defined in Circular 230 published by the U.S. Treasury Department.

13

RISK FACTORS

An investment in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described below. Our business, financial condition, results of operations and cash flows could be materially adversely affected by any of these risks, and the market or trading price of our securities could decline due to any of these risks. In addition, please read "Disclosure Regarding Forward-Looking Statements" in this Annual Report, where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this Annual Report. Please note that additional risks not presently known to us or that we currently deem immaterial may also impair our business and operations. In this Section, the terms the “Company,” “we”, “our” and “us” refer to Karbon-X Corp. as well as our subsidiaries including Karbon-X Project, Inc., Karbon-X USA, Inc., and Allcot AG.

Risks Related to Our Operations

We will incur losses and there is no guarantee that we will ever become profitable.

There is no guarantee that we will ever become profitable. The costs for research, product development, along with marketing and selling expenses, and the general and administrative expenses, will be principal causes of our costs and/or potential losses. We may never become profitable and if we do not become profitable your investment could be harmed or lost completely.

We may need additional capital in the future in order to continue our operations.

We obtained approximately $1.7 million in our recent private placements which we are using for development and operations. However, if in the future we do not turn profitable or generate cash from operations and additional capital is needed to support operations, economic and market conditions may make it difficult or impossible to raise additional funds through debt or equity financings. If funds are not sufficient to support operations, we may need to pursue additional financings or reduce expenditures to meet our cash requirements. If we do obtain such financing, we cannot assure that the amount or the terms of such financing will be as attractive as we may desire, and your equity interest in the company may be diluted considerably. If we are unable to obtain such financing when needed, or if the amount of such financing is not sufficient, it may be necessary for us to take significant cost saving measures or generate funding in ways that may negatively affect our business in the future. To reduce expenses, we may be forced to make personnel reductions or curtail or discontinue development programs. To generate funds, it may be necessary to monetize future royalty streams, sell intellectual property, divest of technology platforms or liquidate assets. However, there is no assurance that, if required, we will be able to generate sufficient funds or reduce spending to provide the required liquidity. Long-term capital requirements will depend on numerous factors, including, but not limited to, the status of collaborative arrangements, the progress of research and development programs and the receipt of revenues from sales of products. Our ability to achieve and/or sustain profitable operations depends on a number of factors, many of which are beyond our control.

We launched our products in 2023 and as a company, we have limited sales and marketing experience.

We soft-launched our APP in early 2023 and it was completed and made publicly available in March 2025, and although we have hired highly qualified personnel with specialized expertise, as a company, we have limited experience commercializing products on our own. In order to commercialize the app and our carbon credits business, we have to build our sales, marketing, distribution, managerial and other non-technical capabilities and make arrangements with third parties to perform these services when needed. We may have to hire sales representatives and district managers to fill sales territories. To the extent we rely on third parties to commercialize our business, we may receive less revenues or incur more expenses than if we had commercialized the products ourselves. In addition, we may have limited control over the sales efforts of any third parties involved in our commercialization efforts. If we are unable to successfully implement our commercial plans and drive adoption by patients and physicians of our products through our sales, marketing and commercialization efforts, or if our partners fail to successfully commercialize our products, then we may not be able to generate sustainable revenues from product sales which will have a material adverse effect on our business and future product opportunities. Similarly, we may not be successful in establishing the necessary commercial infrastructure, including sales representatives, wholesale distributors, legal and regulatory affairs teams. The establishment and development of commercialization capabilities to market our products has been and will continue to be expensive and time-consuming. As we continue to develop these capabilities, we will have to compete with other companies to recruit, hire, train and retain sales and marketing personnel. If we have underestimated the necessary sales and marketing capabilities or have not established the necessary infrastructure to support successful commercialization, or if our efforts to do so take more time and expense than anticipated, our ability to market and sell our products may be adversely affected.

14

Commercialization of our products will require significant resources, and if we do not achieve the sales expected, we may lose the substantial investment made in our products.

We are continuing to make substantial expenditures commercializing our products. We are devoting substantial resources to building our research and development. We have and expect to continue to devote substantial resources to establish and maintain a marketing capability for our products. If we are unsuccessful in our commercialization efforts and do not achieve the sales levels of our products that we expect, we may be unable to recover the large investment we have made in research, development, and marketing efforts, and our business and financial condition could be materially adversely affected.

We rely on third parties to perform many necessary services for our products, including services related to the distribution and invoicing.

We have begun to retain and partner with third-party service providers to perform a variety of functions related to the sale and distribution of our products, key aspects of which are out of our direct control. If these third-party service providers fail to comply with applicable laws and regulations, fail to meet expected deadlines, or otherwise do not carry out their contractual duties to us, or encounter physical damage or natural disaster at their facilities, our ability to deliver product to meet commercial demand would be significantly impaired. In addition, we may utilize third parties to perform various other services for us relating to sample accountability and regulatory monitoring, including adverse event reporting, safety database management and other product maintenance services. If the quality or accuracy of the data maintained by these service providers is insufficient, our ability to continue to market our products could be jeopardized or we could be subject to regulatory sanctions. We do not currently have the internal capacity to perform these important commercial functions, and we may not be able to maintain commercial arrangements for these services on reasonable terms.

The failure of any of our third-party distributors to market, distribute and sell our products as planned may result in us not meeting revenue and profit targets.

If one or more of these distributors fail to pursue the development or marketing of the products as planned, our revenues and profits may not reach expectations or may decline. The success of the marketing organizations of our partners, as well as the level of priority assigned to the marketing of the products by these entities, which may differ from our priorities, may determine the success of the product sales. Competition in this market could also force us to reduce the prices of our products below currently planned levels, which could adversely affect our revenues and future profitability.

If we cannot develop and market our products as rapidly or cost-effectively as our competitors, we may never be able to achieve profitable operations.

Our success depends, in part, upon maintaining a competitive position in the development of products. If we cannot maintain competitive products and technologies, our current and potential distribution partners may choose to adopt the products of our competitors. Our competitors may develop products that are more effective or are less costly than our products.

Some of our competitors have significantly greater financial resources and expertise in research and development, manufacturing, and marketing and distribution than we do.

15

Others may bring infringement claims against us, which could be time-consuming and expensive to defend.

Third parties may claim that the use or sale of our technologies infringe their patent rights. As with any litigation where claims may be asserted, we may have to seek licenses, defend infringement actions or challenge the validity of those patents in the patent office or the courts. If these are not resolved favorably, we may not be able to continue to develop and commercialize our product candidates. Even if we were able to obtain rights to a third party’s intellectual property, these rights may be non-exclusive, thereby giving our competitors potential access to the same intellectual property. If we are found liable for infringement or are not able to have these patents declared invalid or unenforceable, we may be liable for significant monetary damages, encounter significant delays in bringing products to market or be precluded from participating in the development, use or sale of products covered by patents of others. Any litigation could be costly and time-consuming and could divert the attention of our management and key personnel from our business operations. We may not have identified, or be able to identify in the future, U.S. or foreign patents that pose a risk of potential infringement claims. Ultimately, we may be unable to commercialize some of our product candidates as a result of patent infringement claims, which could potentially harm our business.

Our business could be harmed if we fail to comply with regulatory requirements and, as a result, are subject to sanctions.

If we, or companies with whom we are developing technologies or products on our behalf, fail to comply with applicable regulatory requirements, the companies, and we, may be subject to sanctions, including the following:

•	warning letters;
•	fines;
•	injunctions;
•	total or partial suspension of production;
•	criminal prosecutions.

Risks Related to our Common Stock

Future conversions or exercises by holders of options could dilute our common stock.

Purchasers of our common stock will experience dilution of their investment upon exercise of the employee stock option and other stock options or issued common shares.

Sales of our common stock by our officers and directors may lower the market price of our common stock.

Our officers and directors beneficially own a significant aggregate of shares of our outstanding common stock. If our officers and directors, or other significant stockholders, sell a substantial amount of our common stock, it could cause the market price of our common stock to decrease.

We do not expect to pay dividends in the foreseeable future.

We intend to retain any earnings in the foreseeable future for our continued growth and, thus, do not expect to declare or pay any cash dividends in the foreseeable future.

Anti-takeover effects of certain certificate of incorporation and bylaw provisions could discourage, delay or prevent a change in control.

Our certificate of incorporation and bylaws could discourage, delay or prevent persons from acquiring or attempting to acquire us. Our certificate of incorporation authorizes our board of directors, without action of our stockholders, to designate and issue preferred stock in one or more series, with such rights, preferences and privileges as the board of directors shall determine. In addition, our bylaws grant our board of directors the authority to adopt, amend or repeal all or any of our bylaws, subject to the power of the stockholders to change or repeal the bylaws. In addition, our bylaws limit who may call meetings of our stockholders.

16

Dependence upon Management and Key Personnel

The Company is, and will be, heavily dependent on the skill, acumen and services of the management of the Company. The loss of the services of this individuals or any other key individuals, including specifically Chad Clovis, and certain others, for any substantial length of time would materially and adversely affect the Company’s results of operation and financial position. (See “Management”).

Risks Related to Our Common Shares and this Offering

Our common stock is listed on OTCQX Market, there can be no assurance that we will be able to comply with OTCQX Market’s continued listing standards.

Our common stock offered in this offering circular is listed on the OTCQX Market under the symbol “KARX.” There can be no assurance any broker will be interested in trading our stock. Therefore, it may be difficult to sell your shares of common stock if you desire or need to sell them. We cannot provide any assurance that an active and liquid trading market in our securities will develop or, if developed, that such market will continue.

The market price of our common stock is likely to be highly volatile because of several factors, including a limited public float.

The market price of our common stock has been volatile in the past and the market price of our common stock is likely to be highly volatile in the future. You may not be able to resell shares of our common stock following periods of volatility because of the market’s adverse reaction to volatility.

Other factors that could cause such volatility may include, among other things:

•	actual or anticipated fluctuations in our operating results;

•	the absence of securities analysts covering us and distributing research and recommendations about us;

•	we may have a low trading volume for a number of reasons, including that a large portion of our stock is closely held;

•	overall stock market fluctuations;

•	announcements concerning our business or those of our competitors;

•	actual or perceived limitations on our ability to raise capital when we require it, and to raise such capital on favorable terms;

•	conditions or trends in the industry;

•	litigation;

•	changes in market valuations of other similar companies;

•	future sales of common stock;

•	departure of key personnel or failure to hire key personnel; and

•	general market conditions.

17

Any of these factors could have a significant and adverse impact on the market price of our common stock. In addition, the stock market in general has at times experienced extreme volatility and rapid decline that has often been unrelated or disproportionate to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our common stock, regardless of our actual operating performance.

Our common stock has been a “penny stock” under SEC rules. It may be more difficult to resell securities classified as “penny stock.”

Our common stock is currently a “penny stock” under applicable SEC rules (generally defined as non-exchange traded stock with a per-share price below $5.00). These rules impose additional sales practice requirements on broker-dealers that recommend the purchase or sale of penny stocks to persons other than those who qualify as “established customers” or “accredited investors.” For example, broker-dealers must determine the appropriateness for non-qualifying persons of investments in penny stocks. Broker-dealers must also provide, prior to a transaction in a penny stock not otherwise exempt from the rules, a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, disclose the compensation of the broker-dealer and its salesperson in the transaction, furnish monthly account statements showing the market value of each penny stock held in the customer’s account, provide a special written determination that the penny stock is a suitable investment for the purchaser, and receive the purchaser’s written agreement to the transaction.

Legal remedies available to an investor in “penny stocks” may include the following:

•

If a “penny stock” is sold to the investor in violation of the requirements listed above, or other federal or states securities laws, the investor may be able to cancel the purchase and receive a refund of the investment.

•	If a “penny stock” is sold to the investor in a fraudulent manner, the investor may be able to sue the persons and firms that committed the fraud for damages.

These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

Many brokerage firms will discourage or refrain from recommending investments in penny stocks. Most institutional investors will not invest in penny stocks. In addition, many individual investors will not invest in penny stocks due, among other reasons, to the increased financial risk generally associated with these investments.

For these reasons, penny stocks may have a limited market and, consequently, limited liquidity. We can give no assurance at what time, if ever, our common stock will not be classified as a “penny stock” in the future.

We will need, but may be unable to, obtain additional funding on satisfactory terms, which could dilute our shareholders or impose burdensome financial restrictions on our business.

In the future, we hope to rely on revenues generated from operations to fund all of the cash requirements of our activities. However, there can be no assurance that we will be able to generate any significant cash from our operating activities in the future. Future financings may not be available on a timely basis, in sufficient amounts or on terms acceptable to us, if at all. Any debt financing or other financing of securities senior to the Common Shares will likely include financial and other covenants that will restrict our flexibility. Any failure to comply with these covenants would have a material adverse effect on our business, prospects, financial condition and results of operations because we could lose our existing sources of funding and impair our ability to secure new sources of funding. There can be no assurance that we will be able to generate any investor interest in our securities. If we do not obtain additional financing, our business may never commence, in which case you would likely lose the entirety of your investment in the Company.

18

Even if this offering is successful, we may need to raise additional funding, which may not be available on acceptable terms, or at all. Failure to obtain this necessary capital when needed may force us to delay, limit or terminate our product development efforts or other operations.

We expect the net proceeds from this offering to be $4,940,000 if this offering is sold in full, after estimated offering expenses of approximately $60,000 payable by us. We expect that the net proceeds from this offering will be sufficient to fund our current operations for at least through 2026. However, our operating plan may change as a result of many factors currently unknown to us, and we may need to seek additional funds sooner than planned, through public or private equity or debt financings, government or other third-party funding, marketing and distribution arrangements and other collaborations, strategic alliances or a combination of these approaches. Raising funds in the current economic environment may present additional challenges. It is not certain that we have accounted for all costs and expenses of future development and regulatory compliance. Even if we believe we have sufficient funds for our current or future operating plans, we may seek additional capital if market conditions are favorable or if we have specific strategic considerations.

Any additional fundraising efforts may divert our management from their day-to-day activities, which may adversely affect our ability to develop and commercialize our products. In addition, we cannot guarantee that future financing will be available in sufficient amounts or on terms acceptable to us, if at all. Moreover, the terms of any financing may adversely affect the holdings or the rights of our shareholders and the issuance of additional securities, whether equity or debt, by us, or the possibility of such issuance, may cause the market price of our shares to decline. The sale of additional equity or convertible securities may dilute our existing shareholders. The incurrence of indebtedness would result in increased fixed payment obligations and we may be required to agree to certain restrictive covenants, such as limitations on our ability to incur additional debt, limitations on our ability to acquire, sell or license intellectual property rights and other operating restrictions that could adversely affect our ability to conduct our business. We could also be required to seek funds through arrangements with collaborative partners or otherwise at an earlier stage than otherwise would be desirable and we may be required to relinquish rights to some of our technologies or product candidates or otherwise agree to terms unfavorable to us, any of which may have a material adverse effect on our business, operating results and prospects.

If we are unable to obtain funding on a timely basis, we may be required to significantly curtail, delay or discontinue one or more of our research or development programs or the commercialization of any product, or be unable to expand our operations or otherwise capitalize on our business opportunities, as desired, which could materially affect our business, financial condition and results of operations.

If you purchase our Common Shares in this offering, you will incur immediate and substantial dilution in the book value of your Common Shares.

You will suffer immediate and substantial dilution in the net tangible book value of the Common Shares you purchase in this offering. Assuming an offering price of $[0.50 – 2.50] per Common Share and assuming all [2,083,333 – 12,500,000] Common Shares are sold purchasers of Common Shares in this offering will experience dilution of approximately [$______] per Common Share in net tangible book value of the Common Shares.

Holders of our Common Shares are subject to dilution resulting from the issuance of equity-based compensation by us.

We intend to award options or warrants units to management to incentivize their performance and retention. Any additional equity grants and any exercise of existing options or restricted stock units will cause our shareholders to be diluted and may negatively affect the price of the Common Shares.

19

Our executive officers and directors and their respective affiliates may continue to exercise significant control over our Company after this offering, which will limit your ability to influence corporate matters and could delay or prevent a change in corporate control.

As of the date of this Offering Circular, our executive officers and directors currently represent beneficial ownership, in the aggregate, of approximately 20.8% of our outstanding Common Shares. As a result, these shareholders may be able to influence our management and affairs and control the outcome of matters submitted to our shareholders for approval, including the election of directors and any sale, merger, consolidation, or sale of all or substantially all of our assets. These shareholders may have interests, with respect to their Common Shares, that are different from those of investors in this offering, and the concentration of voting power among one or more of these shareholders may have an adverse effect on the price of our Common Shares. In addition, this concentration of ownership might adversely affect the market price of our Common Shares by:

•	delaying, deferring or preventing a change of control of the Company;
•	impeding a merger, consolidation, takeover or other business combination involving the Company; or
•	discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of the Company.

The Company’s directors and officers may have conflicts of interest in conducting their duties.

We may be subject to various potential conflicts of interest because of the fact that some of our officers and directors may be engaged in a range of business activities. In addition, our executive officers and directors may devote time to their outside business interests, so long as such activities do not materially or adversely interfere with their duties to the Company. In some cases, our executive officers and directors may have fiduciary obligations associated with these business interests that interfere with their ability to devote time to our business and affairs and that could adversely affect our operations. These business interests could require significant time and attention of our executive officers and directors.

We have broad discretion in how we use the proceeds of this offering and may not use these proceeds effectively, which could affect our results of operations and cause the price of our Common Shares to decline.

We will have considerable discretion in the application of the net proceeds of this offering. We intend to use the net proceeds from this offering for operations in Colombia and Canada, development of our healthcare products, intellectual property, regulatory compliance, working capital and general corporate purposes. As a result, investors will be relying upon management’s judgment with only limited information about our specific intentions for the use of the balance of the net proceeds of this offering. We may use the net proceeds for purposes that do not yield a significant return or any return at all for our shareholders. In addition, pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.

If our share price fluctuates after the offering, you could lose a significant part of your investment.

The market price of our Common Shares has been and could remain subject to wide fluctuations in response to, among other things, the risk factors described in this section of this Offering Circular, and other factors beyond our control, such as fluctuations in the valuation of companies perceived by investors to be comparable to us. Furthermore, the stock markets have experienced price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. These fluctuations often have been unrelated or disproportionate to the operating performance of those companies. These broad market and industry fluctuations, as well as general economic, political, and market conditions, such as recessions, interest rate changes or international currency fluctuations, may negatively affect the market price of our Common Shares. In the past, many companies that have experienced volatility in the market price of their stock have been subject to securities class action litigation. We may be the target of this type of litigation in the future. Securities litigation against us could result in substantial costs and divert our management’s attention from other business concerns, which could seriously harm our business.

The public offering price of our Common Shares has been determined by negotiations between us and the underwriters based upon many factors and may not be indicative of prices that will prevail following the closing of this offering. Volatility in the market price of our Common Shares may prevent investors from being able to sell their shares at or above the initial public offering price. As a result, you may suffer a loss on your investment.

20

COVID-19.

In March 2020, the World Health Organization declared COVID-19 a global pandemic. This contagious disease outbreak and the related adverse public health developments have adversely affected workforces, economies, and financial markets globally, leading to an economic downturn. Management has determined that there has been no significant impact to the Company’s operations, however management continues to monitor the situation.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Form 1-A, Offering Circular, and any documents incorporated by reference herein or therein contain forward-looking statements and are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this Form 1-A, Offering Circular, and any documents incorporated by reference are forward-looking statements. Forward-looking statements give the Company's current reasonable expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as 'anticipate,' 'estimate,' 'expect,' 'project,' 'plan,' 'intend,' 'believe,' 'may,' 'should,' 'can have,' 'likely' and other words and terms of similar, meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. The forward-looking statements contained in this Form 1-A, Offering Circular, and any documents incorporated by reference herein or therein are based on reasonable assumptions the Company has made in light of its industry experience, perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. As you read and consider this Form 1-A, Offering Circular, and any documents incorporated by reference, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (many of which are beyond the Company's control) and assumptions. Although the Company believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect its actual operating and financial performance and cause its performance to differ materially from the performance anticipated in the forward-looking statements. Should one or more of these risks or uncertainties materialize or should any of these assumptions prove incorrect or change, the Company's actual operating and financial performance may vary in material respects from the performance projected in these forward- looking statements. Any forward-looking statement made by the Company in this Form 1-A, Offering Circular or any documents incorporated by reference herein speaks only as of the date of this Form 1-A, Offering Circular or any documents incorporated by reference herein. Factors or events that could cause our actual operating and financial performance to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Although the forward-looking statements in this Offering Circular are based on our beliefs, assumptions and expectations, taking into account all information currently available to us, we cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained, or that deviations from them will not be material and adverse. We undertake no obligation, other than as maybe be required by law, to re-issue this Offering Circular or otherwise make public statements updating our forward-looking statements.

Because the risk factors referred to above, as well as other risks not mentioned above, could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us, you should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which ones will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

21

DETERMINATION OF OFFERING PRICE

This Offering is a self-underwritten offering, which means that it does not involve the participation of an underwriter to market. Our Offering Price is arbitrary with no relation to value of the Company.

DILUTION

Investors in this Offering will experience immediate dilution from the sale of Shares by the Company. If you invest in our Shares, your interest will be diluted to the extent of the difference between the public Offering price per share of our Common Stock and the as adjusted net tangible book value per share of our capital stock after this Offering. Net tangible book value per share represents our total tangible assets less total liabilities, divided by the number of shares of Common Stock outstanding. Net tangible book value dilution per share of Common Stock to new investors represents the difference between the amount per share paid by purchasers in this Offering and the as adjusted net tangible book value per share of Common Stock immediately after completion of this Offering.

As of May 31, 2025, our net tangible book value was approximately ($1,360,073), or approximately ($0.15) per share. After giving effect to our sale of the maximum Offering amount of $5.000,000 in securities, assuming no other changes our as-adjusted net tangible book value would be approximately $3,579,917, or ($_____) per share. At an Offering price of $[0.40-2.40] per share, this represents an immediate dilution in net tangible book value of $_____ per share to investors of this Offering, as illustrated in the following table:

Assumed Public Offering price per share	$0.15
Net tangible book value per share as of May 31, 2025
Change in net tangible book value per share attributable to new investors	$-
Adjusted net tangible book value per share	$-
Dilution per share to new investors in the Offering	$-

PLAN OF DISTRIBUTION

We are Offering up to [2,083,333 – 12,500,000] shares of our Common Stock for $[0.40-2.40] per share, for a total of up to $5,000,000 in gross Offering proceeds, assuming all securities are sold. The minimum investment for any investor is $5,000, unless such minimum is waived by the Company, which may be done in its sole discretion on a case-by-case basis. There is no minimum Offering amount or provision to escrow or return investor funds if any minimum number of shares is not sold, and we may sell significantly fewer shares of Common Stock than those offered hereby. In fact, there can be no assurances that the Company will sell any or all the Offered shares. All funds received from the Company will be immediately available for its use.

Our Common Stock is not listed on any national securities exchange; however, the Company’s Common Stock is quoted on the OTCQX market maintained by OTC Markets Group, Inc..

22

Upon this Offering Circular being qualified by the Securities and Exchange Commission, the Offering will be conducted as a continuous Offering (and not on a delay basis) pursuant to Rule 251(d)(3)(f) of the Regulation A under the Securities Act, however, this Offering will terminate one year from the initial qualification date of this Offering Circular, unless extended or terminated by the Company. The Company may terminate this Offering at any time and may also extend, in our sole discretion, the Offering term by 90 days.

Currently, we plan to have our directors and executive officers sell the shares offered hereby on a best-efforts basis. Our directors and executive officers will receive no discounts or commissions. Our executive officers and directors will deliver this Offering Circular to those persons who they believe might have interest in purchasing all or a part of this Offering. The Company may generally solicit investors; however, it must abide by the “blue sky” regulations relating to investor solicitation in the states where it will solicit investors. There can be no assurances that our Offering Circular and this Offering will be available in any particular State. All Shares will be offered on a “best efforts” basis.

Our directors and officers will not register as broker-dealers under Section 15 of the Exchange Act in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the Offering of the issuer’s securities and not be deemed to be a broker-dealer. The conditions are that:

•	the person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Securities Act of 1933 (the “Securities Act”), at the time of his participation; and

•	the person is not at the time of their participation an associated person of a broker-dealer; and

•

the person meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (i) primarily performs, or is intended primarily to perform at the end of the Offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (ii) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months; and (iii) does not participate in selling and Offering of securities for any issuer more than once every 12 months other than in reliance on paragraphs (a) (4)(i) or (a)(4)(iii) of Rule 3a4-1 of the Exchange Act.

Our officers and directors are not statutorily disqualified, are not being compensated, and are not associated with a broker- dealer. They are and will continue to hold their positions as officers or directors following the completion of the Offering and have not been during the past 12 months and are currently not brokers or dealers or associated with brokers or dealers. They have not nor will they participate in the sale of securities of any issuer more than once every 12 months.

All subscription agreements and checks received by the Company for the purchase of shares are irrevocable until accepted or rejected by the Company and should be delivered to the Company as provided in the subscription agreement. A subscription agreement executed by a subscriber is not binding on the Company until it is accepted on our behalf by the Company’s Chief Executive Officer or by specific resolution of our board of directors. Any subscription not accepted within 30 days will be automatically deemed rejected. Once accepted, the Company will deliver a book entry statement to a purchaser within five days from request by the purchaser; otherwise purchasers’ shares will be noted and held on the book records of the Company.

In various states, the securities may not be sold unless these securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. We have not yet applied for “blue sky” registration in any state other than Delaware, and there can be no assurance that we will be able to apply, or that our application will be approved and our securities will be registered, in any state in the United States. We intend to sell the shares only in the states in which this Offering has been qualified or an exemption from the registration requirements is available, and purchases of shares may be made only in those states.

23

Should any fundamental change occur regarding the status of this Offering or other matters concerning the Company, we will file an amendment to this Offering Circular disclosing such matters.

Investors should be aware that our subscription agreement provides for exclusive forum in the federal courts of the state of Nevada and is governed by the state laws of Nevada and the laws of the United States for any claims arising from the Securities Act of 1933. This may limit an Investors’ ability to seek relief in a more favorable jurisdiction. We advise that you seek the advice of counsel prior to subscribing as it may pose a risk relate to the underlying investment.

OTC Markets Considerations

The OTC Markets is separate and distinct from the New York Stock Exchange and Nasdaq stock market or other national exchange. Neither the New York Stock Exchange nor Nasdaq has a business relationship with issuers of securities quoted on the OTC Markets. The SEC’s order handling rules, which apply to New York Stock Exchange and Nasdaq-listed securities, do not apply to securities quoted on the OTC Markets.

Investors may have greater difficulty in getting orders filled than if we were on Nasdaq or other exchanges. Trading activity in general is not conducted as efficiently and effectively on OTC Markets as with exchange-listed securities. Also, because OTC Markets stocks are usually not followed by analysts, there may be lower trading volume than New York Stock Exchange and Nasdaq-listed securities.

24

USE OF PROCEEDS TO ISSUER

The following Use of Proceeds is based on estimates made by management. The Company planned the Use of Proceeds after deducting estimated offering expenses estimated to be $4,940,000.

Management prepared the milestones based on four levels of Offering raise success. The costs associated with operating as a public company are included in all our budgeted scenarios and management is responsible for the preparation of the required documents to keep the costs to a minimum.

The Company intends to use the proceeds from this offering as follows:

The following table illustrates the amount of net proceeds to be received by the Company on the sale of shares by the Company and the intended uses of such proceeds, over an approximate 12-month period.

Our Offering consists of up to $32,000,000  in gross proceeds.  The table below depicts how we plan to utilize the proceeds in the event that 25%, 50%, 75% and 100% of the securities in this Offering are sold; however, the amounts actually expended for working capital as well as other purposes may vary significantly and will depend on a number of factors, including the amount of our future revenues and the other factors described under “Risk Factors.” Accordingly, we will retain broad discretion in the allocation of proceeds of this Offering.

Amount of Securities Sold	25%	50%	75%	100%
Gross proceeds from this Offering (1)	1,250,000	2,500,000	3,750,000	5,000,000

Other offering costs and listing fees (2)	60,000	60,000	60,000	60,000
Net proceeds from this Offering (3)	990,000	2,440,000	3,690,000	4,940,000
Acquisitions
Operational expenses
Working capital
Business development

1.

Expenditures estimated for the 24 months following the completion of this Offering. The expenditures are categorized by significant area of activity. The Company intends to hire more employees and consultants and scale up its operations based on the amount of funds it receives from this Offering.

2.	Anticipated to be $60,000.
.	At 25% or more, Net Proceeds will be sufficient to cover or exceed 12 months of expenditure. The Company reserves the right to reallocate the use of proceeds at its discretion.

No portion of the proceeds will be used to compensate or otherwise make payments to our officers or directors.

The expected use of net proceeds from this Offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve and change. The amounts and timing of our actual expenditures, specifically with respect to working capital, may vary significantly depending on numerous factors. The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this Offering.

In the event we do not sell all the shares being offered, we may seek additional financing from other sources in order to support the intended use of proceeds indicated above. If we secure additional equity funding, investors in this Offering would be diluted. In all events, there can be no assurance that additional financing would be available to us when wanted or needed and, if available, on terms acceptable to us.

The allocation of the use of proceeds among the categories of anticipated expenditures represents management’s best estimates based on the current status of the Company’s proposed operations, plans, investment objectives, capital requirements, and financial conditions. No assurances can be provided that any milestone represented herein will be achieved. Future events, including changes in economic or competitive conditions of our business plan or the completion of less than the total Offering amount, may cause the Company to modify the above-described allocation of proceeds. The Company’s use of proceeds may vary significantly in the event any of the Company’s assumptions prove inaccurate. We reserve the right to change the allocation of net proceeds from the Offering as unanticipated events or opportunities arise. Additionally, the Company may from time to time need to raise more capital to address future needs.

25

DESCRIPTION OF BUSINESS

Karbon-X Corp (or "Karbon-X" or "the Company") is a public Nevada corporation that offers investors exposure to certified carbon credits which are a key instrument used by both individuals and corporations to achieve their carbon neutral and net-zero carbon goals. The company is environmental, social and governance (ESG) principled and focuses on partnering with high-quality projects and/or companies that generate or are actively involved in the voluntary carbon credit market.

Karbon-X Corp is focused on customized transactional options for corporations to offset their carbon footprint and provides scalable access to the Verified Emissions Reduction markets. Karbon-X is changing the marketing framework of traditional carbon marketing by engaging with the public in order to fund multiple forms of technology-based greenhouse gas reduction builds.

Carbon Credit Generation

Karbon-X Corp has begun purchasing verified carbon credits from numerous vendors and intends to resell these credits to both industry and the general public. The Company has already begun funding projects in order to generate Karbon-X Corp carbon credits of its own. Once verified these projects will generate carbon credits that will be sold on its proprietary APP platform.

Historical Company Information

Karbon-X was incorporated in the State of Nevada on September 31, 2017 under the name Cocoluv, Inc. The articles provided for 200,000,000 authorized shares. At that time Reymund Guillermo was appointed as sole officer and director. On June 9, 2020, the Corporation filed a Certificate of Amendment with the State of Nevada effectuating a 50 for 1 forward stock split. On March 1, 2022, a change of control occurred when Mr. Guillermo resigned as director and all executive officer positions with the Company. Concurrent with Mr. Guillermo’s resignation, Mr. Chad Clovis was appointed as CEO, Director and President.

On February 21, 2022 Karbon-X Corp, formerly known as Cocoluv, Inc., a Nevada Corporation (“Karbon-X”) entered into a Reorganization and Stock Purchase Agreement (the “Reorganization Agreement”) to acquire 100% of the issued and outstanding equity of Karbon-X Project, Inc., a British Columbia company (“Karbon-X Project”). Effective March 21, 2022, the parties closed the Reorganization Agreement. As part of the transaction, the majority shareholder of Karbon-X delivered 64,897,000 shares of common stock to shareholders of Karbon-X Project and certain other designees.

The Company’s principal office is located at 6575 West Loop South, Suite 500, Bellaire, TX 77401. Our telephone number is 844-462-3637. The Company email is info@karbon-x.com.

26

Trading Market

Our Common Stock trades in the OTCQB Market maintained by OTC Markets Group, Inc. under the symbol “KARX”.

We are Offering, on a best-efforts, a number of shares of our common stock at a per share price of $[0.40-2.40] to be sold up to a maximum of [12,500,000 – 2,083,333] shares. The fixed price per share determined upon qualification shall be fixed for the duration of the Offering unless a post-effective amendment is filed to reset the price per share and approved by the Securities and Exchange Commission. There is a minimum investment of $5,000 per investor. The shares are intended to be sold directly through the efforts of our officers and directors.

We have two hundred million (200,000,000) authorized common stock shares, of which there are 86,973,148 issued and outstanding, and no authorized Preferred Shares.

We are quoted on the OTCQX Market maintained by OTC Markets Group, Inc. and to do there is a limited established market for our stock. The Offering price of the Shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the Offering price, we took into consideration our capital structure and the amount of money we would need to implement our business plans. Accordingly, the Offering price should not be considered an indication of the actual value of our securities.

Competition

Many of our competitors have greater resources that may enable them to compete more effectively than us in the carbon credit industry.

The industry in which we operate is subject to intense and increasing competition. Some of our competitors have a longer operating history and greater capital resources and facilities, which may enable them to compete more effectively in this market. We expect to face additional competition from existing licensees and new market entrants, who are not yet active in the industry. If a significant number of competitors develop, we may experience increased competition for market share and may experience downward pricing pressure on our products as new entrants increase production. Such competition may cause us to encounter difficulties in generating revenues and market share, and in positioning our products in the market. If we are unable to successfully compete with existing companies and new entrants to the market, our lack of competitive advantage will have a negative effect on our business and financial condition.

We have identified many of our key competitors including the following:

Indigo Carbon

As the name most recognized name in the farming community, Indigo Carbon has an impressive list of well known corporate buyers like The North Face, Blue Bottle Coffee, and JP Morgan Chase. While Indigo is touted as a leader in the emerging industry, it may not be the best option for all. Indigo carbon has a proprietary software platform that allows farmers to easily input data from enrolled fields. After enrolling, farmers have access to Indigo’s agronomists and support teams to help implement changes and answer questions. Farmers only get paid for adopting new practices (ie. cover cropping, no-till, reduced N fertilizer, etc.), so if a farmer has been cover cropping for years, they are unlikely to be eligible. Right now they only service specific states (Arkansas, Colorado, Georgia, Illinois, Indiana, Iowa, Kansas, Kentucky, Louisiana, Minnesota, Mississippi, Missouri, Nebraska, North Carolina, North Dakota, Ohio, Oklahoma, South Carolina, South Dakota, Tennessee, and Texas).

27

Nori

Nori is a blockchain-enabled company whose sole mission is to be a leading carbon marketplace. Unique to the carbon-removal industry, they are powered by cryptocurrency. Through this pioneering approach, they hope to create efficient and transparent carbon removal transactions. Companies can purchase NORI tokens (whose price depends on the market price of a carbon removal credit at time of purchase). Once it has a NORI token, the company can exchange it for an NRT (or Nori Removal Token). Farmers create NRTs when they sequester 1 ton of CO2. That NRT translates into a NORI token which is priced at market value and can be sold.

TruCarbon by TruTerra

TruTerra is a subsidiary of Land O’Lakes – the world’s largest farmer owned cooperative. The current state of the program is only available to farmers with data from 2016-2020. They have a tool called Truterra Insights Engine that allows farmers to aggregate data from the past five years in a format best suited to enroll in a carbon program. Enrollment is contingent upon committing to a 20 year reporting period using the Truterra Insights Engine (carbon reporting contracts are similar to conservation easements, meaning that they can be transferred in the case of transfer of property).

Bayer Carbon Initiative

Bayer’s recently announced Carbon Initiative is still in its beginning phases with very little public detail. That said, they (like many of the other carbon credit companies on this list), will only pay farmers for adopting new cover crop or no-till/strip till practices. Bayer is a hugely influential food and agriculture company in its own right, so they have the resources and expertise to roll out a strong program after this pilot season.

Nutrien Ag

Nutrien’s core businesses are creating seeds, fertilizers, herbicides, and software to optimize farm performance. In November 2020 they announced their involvement in the carbon marketplace. Nutrien has a deep bench of agronomists on staff to provide guidance for newly enrolled farmers, so entering the market may have additional benefits for farmers looking for guidance on how best to sequester carbon. As a global retailer they have plenty of connections to influential companies who might be interested in purchasing carbon credits once the program is officially launched.

Carbon Streaming Corp

Under stream agreements, Carbon Streaming Corp. makes upfront and ongoing delivery payments to project developers for future carbon credits. This financing structure creates carbon credit projects that reduce emissions in a sustainable manner. Our streams and investments then provide us with a diversified portfolio of carbon credits with exposure to potential rising carbon prices.

Base Carbon

Base Carbon partners with corporations, sovereign entities, academic institutions and carbon reduction project developers to produce and commercialize verified carbon credits. Base Carbon differentiates itself through sourcing and underwriting and financing the maturation of nature and technology based carbon reduction credit projects. Base Carbon seeks to simplify the carbon credit economy and become a financier within the voluntary carbon markets.

Climeworks

Climeworks develops, builds and operates direct air capture machines. Climeworks captures carbon dioxide directly from the air; removing CO₂ emissions. The air-captured carbon dioxide can either be recycled and used as a raw material, or completely removed from the air by safely storing it. Climework’s machines consist of modular CO₂ collectors that can be stacked to build machines of any size.

28

Sales

The Company’s main revenue streams include industrial sales and subscription-based sales through a mobile APP and carbon credit trading.

Industrial Sales

Karbon-X Corp primarily operates in the voluntary carbon offset market. The Company sells carbon offsets to mining, forestry, civic earthworks, transportation and oil and gas servicing companies based on their total fossil fuel consumption for individual projects. This simple platform offers companies a way to reach their carbon neutrality goals while supporting C02 reducing projects for years to come.

When companies purchase carbon offsets from Karbon-X Corp directly to offset their fossil fuel consumption the credits are retired in the name of the customer which provides transparency.

Subscription Based Sales

The general public is able purchase carbon offsets from a mobile APP that is subscription based, with multiple levels of investment for every budget. Each subscription will support C02 reducing projects such as direct air capture, green hydroelectric energy production, or reforestation and will reduce greenhouse gas emissions with provable, verifiable carbon credits. The APP was soft-launched in 2023 and was completed and made publicly available in March 2025.

Karbon-X Corp allows the general public to offset their greenhouse gas emissions from daily life with a subscriber-based APP which is shareable on social media.

Totally Covered	Exceptional Reduction	Doing Your Part
Permanently offset 400 kg of CO2 /month, 4800 kg of CO2/,year	Permanently offset 300kg of CO2 /month, 3600KG of CO2/ year.	Permanently offset 200kg of CO2 /month, 2400kg of CO2 /year
200 kg per year is 60 days of central heating in a home!	600kg per year is 1,460 miles/2,350km driving in a car!	360 kg per year is 13 month energy used for one light bulb!
$19.99/month	$14.99/month	$9.99/month
$199.99/year	$149.99/year	$99.99/Year

29

Marketing

The Company is working with a combination of outsource marketing and influencer firms, as well as, developing internal marketing resources to launch its APP globally.

APP Development

The Karbon-X APP was soft-launched in 2023 and was completed and made publicly available in March 2025.

Employees

As of the date of this filing on Form 10-K, the Company has twenty-five employees and is actively recruiting new team members at all levels of the organization. (See “Executive Compensation”). The Company believes that its relations with its employees are good.

Legal Proceedings

In February 2024, Karbon-X were notified of a former employee filing a lawsuit against the company for wrongful termination. The Company is currently counter-suing and is expecting to prevail.

As of the date hereof the Company is not party to any other material legal proceedings and is not aware of any material threatened litigation.

DESCRIPTION OF PROPERTY

On September 11, 2025 the Company entered into a month to month lease for our headquarters address. This month to month lease is at a cost of $105 per month. Most Company activities are completed remotely.

The Company has entered into a operating lease for office space at 540 5th Ave SW Suite 5401720, Calgary, AB, Canada, T2P 0M2 commencing on July 1, 2025, with an early occupancy period beginning on February 1, 2025. The lease has a term of 5 years, expiring on June 30, 2030. During the early occupancy period (February 1, 2025 – June 30, 2025), no rent payments are required.

Lease right-of-use assets represent the right to use an underlying asset pursuant to the lease for the lease term, and lease liabilities represent the obligation to make lease payments arising from the lease. Lease right-of-use assets and lease liabilities are recognized at the commencement of an arrangement where it is determined at inception that a lease exists. These assets and liabilities are initially recognized based on the present value of lease payments over the lease term calculated using our estimated incremental borrowing rate generally applicable to the location of the lease right-of-use asset, unless an implicit rate is readily determinable. We combine lease and certain non-lease components in determining the lease payments subject to the initial present value calculation. Lease right-of-use assets include upfront lease payments and exclude lease incentives, if applicable. When lease terms include an option to extend the lease, we have not assumed the options will be exercised.

Lease expense for operating leases generally consist of both fixed and variable components. Expense related to fixed lease payments are recognized on a straight-line basis over the lease term. Variable lease payments are generally expensed as incurred, where applicable, and include agreed-upon changes in rent, certain non-lease components, such as maintenance and other services provided by the lessor, and other charges included in the lease. Leases with an initial term of twelve months or less are not recorded on the balance sheet. We recognized total lease expense of approximately $167,086 and $28,430 for the years ended May 31, 2025 and 2024, primarily related to operating lease costs paid to lessors from operating cash flows.

30

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion relates to the historical operations and financial statements of Karbon-X Corp. for the fiscal years ending May 31, 2025 and May 31, 2024.

Forward-Looking Statements

The following Management’s Discussion and Analysis should be read in conjunction with our financial statements and the related notes thereto included elsewhere in this Offering Circular. The Management’s Discussion and Analysis contains forward-looking statements that involve risks and uncertainties, such as statements of our plans, objectives, expectations and intentions. Any statements that are not statements of historical fact are forward-looking statements. When used, the words “believe,” “plan,” “intend,” “anticipate,” “target,” “estimate,” “expect,” and the like, and/or future-tense or conditional constructions (“will,” “may,” “could,” “should,” etc.), or similar expressions, identify certain of these forward-looking statements. These forward-looking statements are subject to risks and uncertainties that could cause actual results or events to differ materially from those expressed or implied by the forward-looking statements in this Offering Circular. Our actual results and the timing of events could differ materially from those anticipated in these forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, without limitation, those specifically addressed under the heading “Risks Factors” in our various filings with the Securities and Exchange Commission. We do not undertake any obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this Annual Report.

As a result of the Reorganization Agreement and the change in business and operations of the Company, a discussion of the financial results of the Company, formally known as Cocoluv, Inc., prior to February 21, 2022 is not pertinent, and, under generally accepted accounting principles in the United States the historical financial results of Karbon-X Project, Inc., the acquirer for accounting purposes, prior to the Reorganization Agreement are considered the historical financial results of the Company.

The following discussion highlights the Company’s results of operations and the principal factors that have affected its consolidated financial condition as well as its liquidity and capital resources for the periods described, and provides information that management believes is relevant for an assessment and understanding of the Company’s consolidated financial condition and results of operations presented herein. The following discussion and analysis are based Karbon-X Corp’s audited and unaudited financial statements contained in this Offering Circular, which have been prepared in accordance with generally accepted accounting principles in the United States. You should read the discussion and analysis together with such financial statements and the related notes thereto.

Overview

Karbon-X Corp. was incorporated in the State of Nevada under the name Cocoluv, Inc. on September 13, 2017 and established a fiscal year end of May 31. On April 7, 2022 the Company changed its name to Karbon-X Corp.

On February 21, 2022, pursuant to the terms of a Share Exchange Agreement, the Company acquired all of the issued and outstanding shares of common stock of Karbon-X Project Inc. ("Karbon-X"), and Karbon-X became the wholly owned subsidiary of the Company in a reverse merger (the "Reverse Acquisition"). Pursuant to the Reverse Acquisition, all of the issued and outstanding shares of Karbon-X common stock were converted, at an exchange ratio of 20,000-for-1, into an aggregate of 20,000,000 shares of the Company's common stock, resulting in Karbon-X becoming a wholly owned subsidiary of the Company and all debt owed to the related party of Cocoluv, Inc. was forgiven. The accompanying financial statements' share information has been retroactively adjusted to reflect the exchange ratio in the Reverse Acquisition.

Karbon-X provides customized transactional options, tailored insights, and scalable access to the Verified Emissions Reduction markets.

Karbon-X changes the marketing framework of traditional carbon marketing by engaging the public vs industry with multiple forms of technology based greenhouse gas reduction builds. Karbon-X will allow the public to purchase carbon offsets from an APP that is subscription based, with multiple levels of investment for every budget. Each subscription will support clean energy projects such as solar or wind power, methane capture, or reforestation and will reduce greenhouse gas emissions with provable, verifiable carbon credits.

31

Effects of COVID-19

In March 2020, the World Health Organization declared COVID-19 a global pandemic. This contagious disease outbreak and the related adverse public health developments have adversely affected workforces, economies, and financial markets globally, leading to an economic downturn. Management has determined that there has been no significant impact to the Company’s operations, however management continues to monitor the situation.

Critical Accounting Policies

The preparation of our consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported therein. Critical accounting policies and estimates are those that are most important to the portrayal of our financial condition and results of operations and require management’s most difficult, subjective, or complex judgments, often as a result of the need to make estimates about the effect of matters that are inherently uncertain. The following policies involve significant judgments and estimates. Our significant accounting policies are described further in Note 1 to the consolidated financial statements.

Fair Value of Financial Instruments

The Company uses a three-tier fair value hierarchy to classify and disclose all assets and liabilities measured at fair value on a recurring basis, as well as assets and liabilities measured at fair value on a non-recurring basis, in periods subsequent to their initial measurement. The hierarchy requires the Company to use observable inputs when available, and to minimize the use of unobservable inputs, when determining fair value. The three tiers are defined as follows:

•	Level 1—Observable inputs that reflect quoted market prices (unadjusted) for identical assets or liabilities in active markets;

•	Level 2—Observable inputs other than quoted prices in active markets that are observable either directly or indirectly in the marketplace for identical or similar assets and liabilities; and

•	Level 3—Unobservable inputs that are supported by little or no market data, which require the Company to develop its own assumptions.

Other than the derivative liabilities presented below, the carrying amount of the Company’s financial assets and liabilities approximate their fair values.

The Company measures certain financial instruments at fair value on a recurring basis in accordance with ASC 820, Fair Value Measurement. As of May 31, 2025, the Company evaluated the conversion features embedded in certain convertible promissory notes and determined that they represent derivative liabilities requiring bifurcation under ASC 815-15.

The Company uses valuation methods to estimate the fair value of the derivative liabilities associated with its convertible notes. The model incorporates significant unobservable inputs, including:

•	Expected stock price volatility
•	Risk-free interest rates
•	Estimated time to maturity
•	Probability of uplisting
•	Expected trading volumes

32

Because these inputs are unobservable and require significant management judgment, the Company has classified the derivative liabilities as Level 3 in the fair value hierarchy.

The following table summarizes the fair value hierarchy of the Company’s financial liabilities measured at fair value on a recurring basis as of May 31, 2025:

	Level 1	Level 2	Level 3	Total
Derivative liabilities – convertible notes	-	-	$168,358	$168,358
Other financial instruments	-	-	-	-
Total Embedded Derivatives	-	-	$168,358	$168,358

The following table summarizes the changes in Level 3 derivative liabilities measured at fair value on a recurring basis.

May 31, 2025
Balance at beginning of period	-
Purchases / issuances	275,419
Total (gains) losses recognized in earnings	54,831
Settlements (net)	(179,666)
Change in unrealized (gains) losses included in earnings for instruments still held at period end	18,116
Balance at end of period	168,358

Revenue Recognition

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers. Since ASU 2014-09 was issued, several additional ASUs have been issued to clarify various elements of the guidance. These standards provide guidance on recognizing revenue, including a five-step model to determine when revenue recognition is appropriate. The standard requires that an entity recognize revenue to depict the transfer of control of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. Under ASC 606, the Company recognizes revenue from the commercial sales of carbon credits and consulting services by applying the following steps: (1) identify the contract with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to each performance obligation in the contract; and (5) recognize revenue when each performance obligation is satisfied.

Rates for consulting services are typically per day, per hour, or a similar basis. Consulting revenue is recognized over the period in which the service is provided.

Revenue for sales of carbon credits is recognized at a point in time when control of the credit transfers to the buyer. The Company act as a principal in all revenue transactions.

Financial Condition and Results of Operations

Fiscal year ended May 31, 2024

For the Fiscal Year ended May 31, 2024 the Company generated $412,057 in revenue from its business operations and incurred a net loss of $2,744,583. As of May 31, 2024, the Company had working capital of $2,273,655.

Sales and Revenue

For the Fiscal Year ended May 31, 2024 the Company generated $412,057 in revenue. We are just at the beginning of our commercialization efforts which we expect to improve during the current fiscal year.

33

Operating Expenses

Operating expenses for the Fiscal Year ended May 31, 2025 totaled $1,602,897. Operating expenses included marketing expenses of $176,476, office and general expenses, professional fees, development expenses for our app and expenses relating to a project feasibility studies. The majority of marketing expenses a one-time expense paid in Company equity.

Net Loss

Net loss from operations after income taxes and foreign currency translation loss was $2,733,200 during the Fiscal Year ended May 31, 2024. Again, this was as a result principally of marketing expenses but also for office and general expenses, app development expense and project feasibility costs.

Fiscal year ended May 31, 2025

For the Fiscal Year ended May 31, 2025 the Company generated $3,163,772 in revenue from its business operations and incurred a net loss of $7,053,491. As of May 31, 2025, the Company had working capital of $(1,902,607).

Sales and Revenue

For the Fiscal Year ended May 31, 2025 the Company generated $3,163,772 in revenue. We are just at the beginning of our commercialization efforts which we expect to improve during the current fiscal year.

Operating Expenses

Operating expenses for the Fiscal Year ended May 31, 2025 totaled $7,449,147. Operating expenses included salary expenses of $3,774,033, professional fees of $859,088 marketing expenses of $2,044,903, and office and general expenses, development expenses for our app and expenses relating to a project feasibility studies.

Net Loss

Net loss from operations after income taxes and foreign currency translation loss was $7,084,463 during the Fiscal Year ended May 31, 2025. Again, this was as a result principally of the loss of investment related to Silviculture.

Liquidity and Capital Resources

The following table sets forth the major components of our statements and consolidated statements of cash flows for the periods presented.

Fiscal Year Ended May 31, 2025
Cash used in operating activities	$(6,498,943)
Cash from financing activities	$4,561,300
Cash from (used in) investing activities	$(2,543)
Change in cash during the period	$(1,940,186)
Effect of exchange rate change	$30,868
Cash, beginning of period	$2,675,400
Cash, end of period	$704,346

As of May 31, 2025, the Company had $7,325,111 in current assets.

To date, the Company has financed its operations through equity sales.

34

During the year ended May 31, 2025, the Company sold 1,926,742 shares at $.90 per share for total proceeds of $1,712,099.

Future Financing

In connection with its proposed business plan and possible acquisitions, in addition to the possible proceeds from this offering the Company will be required to complete substantial and significant additional capital formation. Such formation could be through additional equity offerings, debt, bank financings or a combination of any source of financing. There can be no assurance that the Company will be successful in completion of such financings.

Plan of Operations

As noted above, the continuation of our current plan of operations requires us to raise significant additional capital. If we are successful in raising capital through the sale of common shares, we believe that we will have sufficient cash resources to fund our plan of operations through 2025. If we are unable to do so, we may have to curtail and possibly cease some operations. We intend to use the net proceeds from the offering for research and development, operations, regulatory compliance, intellectual property, working capital and general corporate purposes.

We continually evaluate our plan of operations to determine the manner in which we can most effectively utilize our limited cash resources. The timing of completion of any aspect of our plan of operations is highly dependent upon the availability of cash to implement that aspect of the plan and other factors beyond our control. There is no assurance that we will successfully obtain the required capital or revenues, or, if obtained, that the amounts will be sufficient to fund our ongoing operations.

Capital Expenditures

As of May 31, 2025 we had capital expenditures of $2,543.

Going Concern

To date the Company has generated $3,575,829 in revenues from its business operations and has incurred operating losses since inception of $11,990,834. As of May 31, 2025, the Company has working capital of ($(1,902,607). The Company will require additional funding to meet its ongoing obligations and to fund anticipated operating losses. The ability of the Company to continue as a going concern is dependent on raising capital to fund its initial business plan and ultimately to attain profitable operations. Accordingly, these factors raise substantial doubt as to the Company’s ability to continue as a going concern. The Company intends to continue to fund its business by way of private placements and advances from related parties as may be required. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might result from this uncertainty.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

35

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

The table below reflects the Company's executive officers and directors. There is no agreement or understanding between the Company and each current or proposed director or executive officer pursuant to which he was selected as an officer or director. The address for each such officer and director is 6575 West Loop South, Suite 500, Bellaire, TX 77401.

Name	Age	Positions and Offices

Chad Clovis	46	Chief Executive Officer, President and Director
Brett Hull	61	Director
Justin Bourque	44	Director

The Directors and Officers named above will serve until the next annual meeting of the stockholders or until their respective resignation or removal from office. Thereafter, Directors are anticipated to be elected for one-year terms at the annual stockholders’ meeting. Officers will hold their positions at the pleasure of the Board of Directors.

Chad Clovis, Chief Executive Officer, President and Director

Chad Clovis is the Chief Executive Officer of Karbon-X Corp. which he founded in 2022. Mr. Clovis has been the CEO of Chenn Holdings since 2013 performing business development and business expansion services for multiple businesses in the dirt works and oilfield transportation space. In 2014 he was the founder and Operations Manager of CCV Ltd a full-service oilfield trucking company which was successfully sold to Petrogas Logistics in 2016 where Mr.Clovis became the Manager of Northern Operations. After founding Karbon-X in early 2022 Mr.Clovis completed a reverse take over of Cocoluv, Inc., an OTC listed company, and raised substantial funds to operate the business through its growth period. Chad Clovis is 44 years old.

Chad Clovis is a professional operator with more then 80,000 hours operating various pieces of oilfield equipment including high pressure chemical pumpers, sour sealed tank units, high pressure water blast units and hydro vac units of various configurations. Mr. Clovis attended BCIT in 2011 to obtain the National Safety Officer designation, Leadership in Business Excellence designation and Janus Mentor Training designation which he graduated with honors.

Brett Hull, Director

Brett Andrew Hull is a Canadian–American former ice hockey player and general manager, and currently an executive vice president of the St. Louis Blues of the National Hockey League (NHL). He played for the Calgary Flames, St. Louis Blues, Dallas Stars, Detroit Red Wings, and Phoenix Coyotes between 1986 and 2005. His career total of 741 goals is fifth highest in NHL history, and he is one of five players to score 50 goals in 50 games. He was a member of two Stanley Cup winning teams — 1999 with the Dallas Stars and 2002 with the Detroit Red Wings. In 2017 Hull was named one of the 100 Greatest NHL Players in history.

Known as one of the game's greatest snipers, Hull was an elite scorer at all levels of the game. He played college hockey for the University of Minnesota-Duluth Bulldogs, where he scored 52 goals in 1985–86. He scored 50 the following year with the Moncton Golden Flames of the American Hockey League (AHL) and had five consecutive NHL seasons of at least 50 goals. His 86 goals in 1990–91 is the third-highest single-season total in NHL history, with the first two being the same person, Wayne Gretzky. Hull won the Hart Memorial Trophy and Lester B. Pearson Award that year as the league's most valuable player. He was named a first team all-star on three occasions and played in eight NHL All-Star Games.

Justin Bourque, Director

Justin Bourque is an experienced and passionate leader with 27 years of diverse Industry and Indigenous Community development experience.

36

Presently, Justin is the Founder and President of Asokan Generational Developments, a consulting firm providing strategic advisory services focused on bridging the gap between Industry and Indigenous Communities.

As a passionate Indigenous leader, Justin is deeply committed to enhancing the relationships between corporations and Indigenous Communities. with extensive experience in both, he sees the value in mutually beneficial relationships. Building Indigenous resilience, economic sovereignty and shareholder value through development and management of meaningful partnerships between Indigenous Communities and Industry. He has been at the forefront of ideating, developing and successfully executing a number of major projects, both greenfield and brownfield, representing Indigenous Communities as well as corporate clients. These projects included a number of complex Indigenous equity ownership transactions, where he has served in diverse roles, including as an advisor, management committee representative, project lead, lead negotiator, Indigenous Community leader, President and Director of the Board post-closing. Most recently, Justin has played an integral role in three major Indigenous equity transactions worth approximately $2.6 billion and involving more than 35 unique Indigenous Communities throughout Alberta. As part of executing these transactions, Justin supported the raise of nearly $0.5 billion in capital.

In recognition of his exemplary leadership and invaluable contributions to Indigenous Communities, in December 2022, Justin was awarded Queen Elizabeth II’s Platinum Jubilee Medal. In November 2023, Asokan was added to the Indigenomics Institute 10 To Watch List for demonstrating excellence and leadership in the emerging $100 billion Indigenous economy. Justin was also named one of Canada’s Top 20 Dynamic CEOs by The CEO Publication; One of 10 Most Innovative Business Leaders to Follow in 2022 by CIO Views; and Top 50 Under 50 by YMM. Justin has also been awarded the JA Northern Alberta Business Hall of Fame "Innovator" Award for his forward-thinking leadership and innovative spirit during his tenure as CEO of Willow Lake Métis Nation in Anzac, Alberta. During his time as CEO, Justin built the Nation’s innovative governance and ESG frameworks, and forged several strategic partnerships to create revenue and job opportunities, spur community development, and secure the Nation’s future. Under his leadership, Willow Lake Métis became a self-governing Nation. In addition, through the Sohkastwawin initiative, which in Cree means “the act of being resilient”, the previously landless Nation purchased 205 acres of land that it plans to reclaim and develop in a sustainable way, providing their community a home for the first time.

Involvement in Certain Legal Proceedings

No director, executive officer, promoter or control person of Karbon-X has, during the last ten years: (i) been convicted in or is currently subject to a pending a criminal proceeding (excluding traffic violations and other minor offenses); (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to any federal or state securities or banking or commodities laws including, without limitation, in any way limiting involvement in any business activity, or finding any violation with respect to such law, nor (iii) any bankruptcy petition been filed by or against the business of which such person was an executive officer or a general partner, whether at the time of the bankruptcy or for the two years prior thereto.

Committees of the Board

Decisions of the Board of Directors are generally taken by written unanimous resolutions. The current Board comprises three members and is intending to hold regularly scheduled meetings. The entire board provides the functions of Audit, Compensation and Governance committees until such time as charters for these committees can be adopted and they can be populated by independent directors.

Family Relationships

None

Compliance with Section 16(A) of The Exchange Act

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that our directors and executive officers and persons who beneficially own more than 10% of our common stock (referred to herein as the “reporting persons”) file with the SEC various reports as to their ownership of and activities relating to our common stock. Such reporting persons are required by the SEC regulations to furnish us with copies of all Section 16(a) reports they file. Based solely upon a review of copies of Section 16(a) reports and representations received by us from reporting persons, and without conducting any independent investigation of our own during the fiscal year ended May 31, 2025, all forms required, if any, were filed with the SEC by such reporting persons.

37

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Summary Compensation Table

The following table sets forth the total compensation paid to, or accrued by, the Named Executive Officers and any other employees earning over $100,000 per year for May 31, 2024 and May 31, 2025. No restricted stock awards, long-term incentive plan payout or other types of compensation were paid to these executive officers during that period.

Name	Year	Fees Earned or paid in cash ($)	Stock awards ($)	Option Awards ($)	Non-equity incentive plan compensation ($)	Change in pension value and nonqualified deferred compensation earnings	All other compensation ($)	Total ($)
Chad Clovis	2024	$180,250						$180,250
	2025	$396,076	70,751				72,750	539,577
Christopher Mulgrew*	2024	$-	-	-	-	-	-	-
	2025	$282,077	47,312	-	-	-	49,312	378,701

•	Former Chief Financial Officer

Employment Agreements

On September 16, 2024 the Company entered into an employment contract with Chad Clovis as President of Karbon-X Project. Pursuant to the contract Mr. Clovis is paid an annual salary of $450,000.

Equity Compensation Plans

On June 24, 2024 the Company adopted the 2024 Employees’ Directors’ Officers’ and Consultants’ Stock Option Plan. Which authorizes the Company to issue up to 5,000,000 options to purchase common stock at a price, term and vesting as determined by the Board of Directors.  The plan was amended to authorize the issuance of up to 15,000,000 options to purchase common stock.  Also on June 24, 2024 the Company issued 2,105,000 options to employees and officers exercisable for five years at an exercise price of $0.75 per share.

The Board may grant incentive bonuses to our executive officers and/or future executive officers in its sole discretion. Bonuses will be granted if the Board believes such bonuses are in the Company’s best interest, after analyzing our current business objectives and growth, if any, and the amount of revenue we are able to generate each month, which revenue is a direct result of the actions and ability of such executives. Other than our bonus plan we have no current equity compensation plans.

All compensation and stock option plans for executives and employees will be governed by the Compensation and Governance Committee.

Expense Reimbursement

We will reimburse our officers and directors for reasonable expenses incurred during the course of their performance.

Retirement Plans and Benefits.

None.

Director Compensation

We do not have a standard compensation arrangement for directors. The Company intends to form a Compensation and Governance Committee to make such determinations, with approval by both the Board of Directors and the Audit Committee.

38

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following table sets forth the number of shares of common stock beneficially owned by (i) those persons or groups known to beneficially own more than 5% of the Company's common stock, (ii) each current director and executive officer of the Company, and (iii) all the current executive officers and directors as a group. The information is set forth as of the time immediately after closing the reorganization.

Pursuant to Rule 13d-3 under the Exchange Act, a beneficial owner of securities is a person who directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has, or shares, voting power and/or investment power with respect to the securities, and any person who has the right to acquire beneficial ownership of the security within 60 days through any means, including the exercise of any option, warrant or right or the conversion of a security. Any shares that are not outstanding that a person has the right to acquire are deemed to be outstanding for the purpose of calculating the percentage of beneficial ownership of such person, but are not deemed to be outstanding for the purpose of calculating the percentage of beneficial ownership of any other person.

After the acquisition of Karbon-X Project, the following table represents a list of the principal stockholders:

Title of Class	Name of Beneficial Owner	Amount of Beneficial Ownership	Percentage of Stock

Common Stock	Chad Clovis, Chief Executive Officer, President and Director (1)	16,500,000	20.4%
Common Stock	CM Equity AG	5,000,000	6.21%
Common Stock	Morsevo Trading, Inc	4,662,125	5.8%
Common Stock	Hummingbird Trust	4,225,000	5.2%
Common Stock	Tyler Skinner	4,708,334	5.8%
Common Stock	CBKT Ventures	4,074,250	5.0%
Common Stock	Brett Hull, Director	152,777	0.2%
Common Stock	Justin Bourque, Director	111,110	0.1%
Common Stock	All directors and officers as a group (4 persons)	16,763,887	20.8%

(1)	Consists of 14,500,000 shares held directly by Mr. Clovis and 2,000,000 shares held by Jennifer Clovis, who is the spouse of Mr. Clovis.

INTERESTS OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

•	Any of our directors or officers;

•	Any person proposed as a nominee for election as a director;

•	Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock;

•	Any of our promoters;

•	Any relative or spouse of any of the foregoing persons who has the same house address as such person.

39

SECURITIES BEING OFFERED

The following is a summary of the rights of our capital stock as provided in our articles of incorporation and bylaws. For more detailed information, please see our articles of incorporation and bylaws, which have been filed as exhibits to the Offering Statement of which this Offering Circular is a part.

General

Our authorized capital stock consists of 200,000,000 shares of common stock, par value $0.001 per share, of which approximately 86,973,148 shares are issued and outstanding as of the date of this Offering Circular.

Common Stock

The shares of our common stock presently outstanding, and any shares of our common stock issues upon exercise of stock options and/or common stock purchase warrants, will be fully paid and non-assessable. Each holder of common stock is entitled to one vote for each share owned on all matters voted upon by shareholders, and a majority vote is required for all actions to be taken by shareholders. In the event we liquidate, dissolve or wind-up our operations, the holders of the common stock are entitled to share equally and ratably in our assets, if any, remaining after the payment of all our debts and liabilities and the liquidation preference of any shares of preferred stock that may then be outstanding. The common stock has no preemptive rights, no cumulative voting rights, and no redemption, sinking fund, or conversion provisions. Since the holders of common stock do not have cumulative voting rights, holders of more than 50% of the outstanding shares can elect all of our Directors, and the holders of the remaining shares by themselves cannot elect any Directors. Holders of common stock are entitled to receive dividends, if and when declared by the Board of Directors, out of funds legally available for such purpose, subject to the dividend and liquidation rights of any preferred stock that may then be outstanding.

Voting Rights

Each holder of Common Stock is entitled to one vote for each share of Common Stock held on all matters submitted to a vote of stockholders.

DIVIDEND POLICY

Holders of Common Stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by our board of directors out of legally available funds. We and our predecessors have not declared any dividends in the past. Further, we do not presently contemplate that there will be any future payment of any dividends on Common Stock.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this Offering, there has been a limited market for our Common Stock on the OTCQX Market maintained by OTC Markets Group, Inc. Future sales of substantial amounts of our Common Stock, or securities or instruments convertible into our Common Stock, in the public market, or the perception that such sales may occur, could adversely affect the market price of our Common Stock prevailing from time to time. Furthermore, because there will be limits on the number of shares available for resale shortly after this Offering due to contractual and legal restrictions described below, there may be resales of substantial amounts of our Common Stock in the public market after those restrictions lapse. This could adversely affect the market price of our Common Stock prevailing at that time.

40

Upon completion of this Offering, assuming the maximum amount of shares of Common Stock offered in this Offering are sold, there will be [96,973,148 – 89,473,148] shares of our Common Stock outstanding.

Rule 144

In general, a person who has beneficially owned restricted shares of our Common Stock for at least twelve months, in the event we are a reporting company under Regulation A, or at least six months, in the event we have been a reporting company under the Exchange Act for at least 90 days before the sale, would be entitled to sell such securities, provided that such person is not deemed to be an affiliate of ours at the time of sale or to have been an affiliate of ours at any time during the 90 days preceding the sale. A person who is an affiliate of ours at such time would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of shares that does not exceed the greater of the following:

•	1% of the number of shares of our Common Stock then outstanding; or

•	the average weekly trading volume of our Common Stock during the four calendar weeks preceding the filing by such person of a notice on Form 144 with respect to the sale;

provided that, in each case, we are subject to the periodic reporting requirements of the Exchange Act for at least 90 days before the sale. Rule 144 trades must also comply with the manner of sale, notice and other provisions of Rule 144, to the extent applicable.

ADDITIONAL INFORMATION ABOUT THE OFFERING

Investment Limitations

Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth (please see below on how to calculate your net worth). Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A+. For general information on investing, we encourage you to refer to www.investor.gov.

Because this is a Tier 2, Regulation A+ offering, most investors must comply with the 10% limitation on investment in the Offering. The only investor in this Offering exempt from this limitation is an “accredited investor” as defined under Rule 501 of Regulation D under the Securities Act. If you meet one of the following tests you should qualify as an accredited investor:

(i)

You are a natural person who has had individual income in excess of $200,000 in each of the two most recent years, or joint income with your spouse in excess of $300,000 in each of these years, and have a reasonable expectation of reaching the same income level in the current year;

(ii)	You are a natural person and your individual net worth, or joint net worth with your spouse, exceeds $1,000,000 at the time you purchase Shares (please see below on how to calculate your net worth);

(iii)	You are an executive officer or general partner of the issuer or a manager or executive officer of the general partner of the issuer;

(iv)

You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or the Code, a corporation, a Massachusetts or similar business trust or a partnership, not formed for the specific \ purpose of acquiring the Shares, with total assets in excess of $5,000,000;

(v)

You are a bank or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the Exchange Act, an insurance company as defined by the Securities Act, an investment company registered under the Investment Company Act of 1940 (Investment Company Act), or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958 or a private business development company as defined in the Investment Advisers Act of 1940;

41

(vi)	You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited

(vii)

You are a trust with total assets in excess of $5,000,000, your purchase of Shares is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the Shares; or

(viii)

You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of $5,000,000.

Offering Period and Expiration Date

This Offering will start on the date on which the SEC initially qualifies this Offering Statement (the Qualification Date) and will terminate on the Termination Date.

Procedures for Subscribing

If you decide to subscribe for our Common Stock shares in this Offering, you should:

1.	Electronically receive, review, execute and deliver to us a Subscription Agreement; and

2.

Deliver funds directly to the Company’s designated bank account via bank wire transfer (pursuant to the wire transfer instructions set forth in our Subscription Agreement) or electronic funds transfer via wire transfer or via personal check mailed to the Company, at 6575 West Loop South, Suite 500, Bellaire, TX 77401.

Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. We shall only deliver such subscription agreement upon request after a potential investor has had ample opportunity to review this Offering Circular.

Right to Reject Subscriptions. After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to our designated account, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions. Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the shares subscribed at closing. Once you submit the subscription agreement, you may not revoke or change your subscription or request your subscription funds. All submitted subscription agreements are irrevocable.

42

Under Rule 251 of Regulation A+, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed 10% of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed 10% of the greater of the purchaser’s annual income or net worth (please see below on how to calculate your net worth).

NOTE: For the purposes of calculating your net worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the Shares.

In order to purchase our Common Stock shares and prior to the acceptance of any funds from an investor, an investor will be required to represent, to the Company’s satisfaction, that such investor is either an accredited investor or is in compliance with the 10% of net worth or annual income limitation on investment in this Offering.

LEGAL MATTERS

Certain legal matters with respect to the shares of common stock offered hereby will be passed upon by Cutler Law Group, P.C.

EXPERTS

The consolidated financial statements of Karbon-X Corp. as of and for the years ended May 31, 2025 and 2024 appearing in this Regulation A Offering Circular have been audited by Fruci & Asasociates II, PLLC, an independent registered public accounting firm, as stated in its report thereon, included therein, and are included in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

REPORTS

Following this Tier II, Regulation A offering, we will be required to comply with certain ongoing disclosure requirements under Rule 257 of Regulation A which will be incorporated into our filings under the Securities Exchange Act of 1934, as amended.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Regulation A Offering Statement on Form 1-A under the Securities Act with respect to the shares of common stock offered hereby. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the common stock offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. Upon the completion of this Offering, we will be required to file periodic reports, proxy statements, and other information with the SEC pursuant to the Securities Exchange Act of 1934. You may read and copy this information at the SEC's Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, including us, that file electronically with the SEC. The address of this site is www.sec.gov.

43

Financial Statements and Supplementary Data.

44

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of Karbon-X Corp.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Karbon-X Corp. (“the Company”) as of May 31, 2025 and 2024, and the related consolidated statements of operations, changes in shareholders’ equity, and cash flows for each of the years in the two-year period ended May 31, 2025, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of May 31, 2025 and 2024, and the results of its operations and its cash flows for each of the years in the two-year period ended May 31, 2025, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has generated minimal revenues from its business operations and has incurred operating losses since inception. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

F-1

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there were no critical audit matters.

Fruci & Associates II, PLLC – PCAOB ID #05525 We have served as the Company’s auditor since 2022. Spokane, Washington
September 15, 2025

F-2

KARBON-X CORP.

Consolidated Balance Sheets

	May 31, 2025	May 31, 2024
ASSETS
Current assets
Cash and cash equivalents	$704,346	$2,675,400
Accounts receivable, net	1,782	120,284
Inventories, net	99,644	316,738
Prepaid expenses and other current assets	865,674	1,000
Deposits	23,815	-
Investments in equity securities	301,260	-
Securities receivables	3,789,651	-
Total current assets	5,786,172	3,113,422

Property and equipment, net	6,132	6,918
Right of use asset, net	503,091	316,519
Other assets	10,682	12,351
Internally developed software, net	473,895	521,372
Total assets	$6,779,972	$3,970,582

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	$1,091,701	$127,219
Deferred Revenue	3,864,080	-
Short term loan	-	36,500
Stock payable	-	630,000
Payroll liabilities	21,146	24,104
Convertible notes payable, net of discounts	2,301,666	-
Convertible notes – interest payable	181,353	-
Embedded Derivative	168,358	-
Current portion of lease liabilities	60,475	21,945
Total current liabilities	7,688,779	839,768
Non-current portion of lease liabilities	460,266	302,557
Total liabilities	$8,149,045	$1,142,325

Commitments and contingencies	-	-
Shareholders’ equity (deficit)
Common stock $0.001 par value, 200,000,000 shares authorized, 81,992,857 and 82,174,750 shares issued and outstanding as of May 31, 2025 and May 31, 2024, respectively.	81,994	82,176
Additional Paid-in capital	10,563,141	7,675,826
Accumulated deficit	(11,990,834)	(4,937,342)
Accumulated other comprehensive gain (loss)	(23,374)	7,597
Total shareholders’ equity	(1,369,973)	2,828,257
Total liabilities and shareholders’ equity	$6,779,972	$3,970,582

The accompanying notes are an integral part of these consolidated financial statements

F-3

KARBON-X CORP.

Consolidated Statements of Operations and Comprehensive Income (Loss)

	For the Year Ended	For the Year Ended
	May 31, 2025	May 31, 2024
Operations
Total revenue	$3,163,772	$412,057
Cost of revenue	2,362,305	356,103
Gross profit	801,467	55,954

Marketing expenses	2,044,903	176,476
Salaries and wages	3,774,034	754,286
Professional fees	859,088	252,064
Other operating expenses	771,123	384,215
Total operating expenses	7,449,148	1,567,041

Loss from Operations	(6,647,681)	(1,511,087)

Interest income (expense)	(339,204)	(41,606)
Gain(loss) on investment	-	(1,191,890)
Gain (loss) on change in fair value of derivative liabilities	(72,927)	-
Other income (expenses)	6,320	-
Net loss before income taxes	(7,053,492)	(2,744,583)
Federal income tax expense	-	-
Net loss	(7,053,492)	(2,744,583)

Other comprehensive loss
Foreign currency translation gain (loss)	(30,971)	11,383
Total comprehensive loss	(7,084,463)	(2,733,200)

Earnings Per Share
Weighted average basic and diluted shares outstanding	83,559,068	77,165,230
Basic and fully diluted loss per share	$(0.08)	$(0.04)

The accompanying notes are an integral part of these consolidated financial statements

F-4

KARBON-X CORP.

Consolidated Statement of Changes in Shareholders’ Equity

For the Years Ended May 31, 2025 and 2024

	Common stock		Additional paid-in	Shares to	Retained earnings	Accumulated other comprehensive	Total Stockholders'
	Shares	Amount	capital	be issued	(deficit)	profit (loss)	Equity
Balance at May 31, 2023	72,579,000	$72,579	$2,638,532	1,750,000	$(2,192,106)	$(3,786)	$2,265,219
Shares to be issued for investment				375,000			375,000
Issuance of shares for cash and warrants, net	6,895,750	6,897	4,318,827	-	-	-	4,325,724
Issuance of shares as compensation	2,500,000	2,500	622,500	(625,000)	-	-	-
Issuance of share upon convertible loan	200,000	200	99,800	-	-	-	100,000
Offering expenses			(3,833)				(3,833)
Write off investment in Silviculture				(1,500,000)			(1,500,000)
Net income (loss)	-	-	-	-	(2,744,583)		(2,744,583)
Foreign currency translation	-	-	-	-	(653)	11,383	10,730
Balance at May 31, 2024	82,174,750	82,176	7,675,826	-	(4,937,342)	7,597	2,828,257
Issuance of shares for cash, net	1,926,742	1,927	1,707,511				1,709,438
Issuance of shares for warrants	7,429	7	(7)				-
Issuance of shares as compensation	288,590	289	155,276				155,565
Issuance of share upon convertible loan	407,471	407	549,504				549,911
Option compensation expense			472,219				472,219
Cancelled shares	(2,812,125)	(2,812)	2,812				-
Net income (loss)					$(7,053,492)	$-	$(7,053,492)
Foreign currency translation					-	(30,971)	$(30,971)
Balance at May 31, 2025	81,992,857	$81,994	$10,563,141	-	$(11,990,834)	$(23,374)	$(1,369,073)

The accompanying notes are an integral part of these consolidated financial statements

F-5

KARBON-X CORP.

Consolidated Statements of Cash Flow

	For the Year Ended	For the Year Ended
	May 31, 2025	May 31, 2024
Cash flows from operating activities
Net (loss) income	$(7,053,492)	$(2,744,583)
Adjustments to reconcile net loss to net cash:
Depreciation expense	3,225	2,194
Loss on investment	-	1,191,890
Gain on change in fair value of derivative	168,358	-
Amortization of Right of Use Asset	29,215	(246,996)
Stock based compensation	627,495	-
Changes in operating assets and liabilities:
Sales tax receivable	-	38,376
Accounts receivable	118,502	(113,074)
Marketable securities	(301,260)	-
Stock payable	-	630,000
Securities receivable	(3,789,651)	-
Accounts payable	334,486	32,448
Deferred revenue	3,864,080	-
Other current liabilities	141,896	39,082
Inventory	217,094	(235,988)
Prepaid expenses	(888,489)	58,767
Payments made on operating lease	196,239	254,587
Other current assets	(166,641)	(4,837)
Cash used in operating activities	(6,498,943)	(1,098,134)

Cash flows from investing activities
Acquisition of property and equipment	(2,543)	-
Cash paid for equity method investment	-	(802,407)
Cash paid for software development	-	-
Cash used in investing activities	(7,847)	(802,407)

Cash flows from financing activities
Proceeds from short term loan	-	36,500
Proceeds from convertible notes	2,993,392	-
Debt discount on convertible notes	(141,529)	-
Proceeds from issuance of shares and warrants	1,709,437	4,321,891
Cash provided by financing activities	4,561,300	4,358,391

Effect of translation changes on cash	(30,868)	10,730

Change in cash and cash equivalents	(1,971,054)	2,468,580
Cash, beginning of period	2,675,400	206,820
Cash, end of period	$704,346	$2,675,400

Non cash investing and financing activities
Write off of Investment in Silviculture investment	$-	$(1,500,000)
Issuance of shares upon convertible loan	549,911	-

Supplemental disclosures
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

The accompanying notes are an integral part of these consolidated financial statements

F-6

KARBON-X CORP.

Notes to Consolidated Financial Statements

May 31, 2025

Note 1 - Basis of Presentation and Significant Accounting Policies

Karbon-X Corp. was incorporated in the State of Nevada under the name Cocoluv, Inc. on September 13, 2017 and established a fiscal year end of May 31.

On February 21, 2022, pursuant to the terms of a Share Exchange Agreement, the Company acquired all of the issued and outstanding shares of common stock of Karbon-X Project Inc. ("Karbon-X"), and Karbon-X became the wholly owned subsidiary of the Company in a reverse merger (the "Reverse Acquisition"). Pursuant to the Reverse Acquisition, all of the issued and outstanding shares of Karbon-X common stock were converted, at an exchange ratio of 20,000-for-1, into an aggregate of 20,000,000 shares of the Company's common stock, resulting in Karbon-X becoming a wholly owned subsidiary of the Company and all debt owed to the related party of Cocoluv, Inc. was forgiven. Karbon-X Project Inc. was incorporated in British Columbia on February 11, 2022 and established a fiscal year end of May 31. The accompanying financial statements' share information has been retroactively adjusted to reflect the exchange ratio in the Reverse Acquisition. As part of the Reverse Acquisition, on April 14, 2022 the Company changed its name to Karbon-X Corp.

Under generally accepted accounting principles in the United States ("US GAAP"), because the combined entity will be dependent on Karbon-X's senior management, the Reverse Acquisition was accounted for as a recapitalization effected by a share exchange, wherein Karbon-X is considered the acquirer for accounting and financial reporting purposes. On the date of the reorganization, the assets and liabilities of Karbon-X have been brought forward at their book value and consolidated with Cocoluv, Inc.’s assets, which comprised of cash and cash equivalents of $134 and liabilities which comprises due to related party of $99,902 (see Note 1 Basis of Presentation below). No goodwill has been recognized. Accordingly, the assets and liabilities and the historical operations that are reflected in the consolidated financial statements are those of Karbon-X and are recorded at the historical cost basis of Karbon-X.

Going concern

The Company has recently began significant revenue generation from its business operations and has incurred operating losses since inception of $11,990,834.  The Company will require additional funding to meet its ongoing obligations and to fund anticipated operating losses.  The ability of the Company to continue as a going concern is dependent on raising capital to fund its initial business plan and ultimately to attain profitable operations.  Accordingly, these factors raise substantial doubt as to the Company’s ability to continue as a going concern.  The Company intends to continue to fund its business by way of private placements and advances from related parties as may be required. These consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might result from this uncertainty.

Basis of Presentation

The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

The consolidated financial statements present the consolidated balance sheet, statements of operations, stockholders’ equity and cash flows of the Company. These consolidated financial statements are presented in the United States dollar and have been prepared in accordance with accounting principles generally accepted in the United States.

Use of Estimates and Assumptions

Preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Accordingly, actual results could differ from those estimates.

F-7

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalents.

Accounts Receivable

Accounts receivable represent amounts due from customers for goods or services provided by the Company. Accounts receivable are recorded at the invoiced amount, net of allowance of $0 and $0 as of May 31, 2025 and 2024, respectively.

In accordance with Accounting Standards Update (ASU) 2016-13, Financial Instruments—Credit Losses (Topic 326), also known as the Current Expected Credit Loss (CECL) model, the Company now utilizes a forward-looking approach to estimate expected credit losses over the lifetime of the receivables. This model considers historical loss experience, current conditions, and reasonable and supportable forecasts to assess credit risk.

Sales Tax Receivable

Sales tax receivable consists of the accumulated reclaimable GST paid by the Company on purchases made in Canada.

Property and Equipment

Property and equipment are carried at cost less accumulated depreciation and amortization. Depreciation and amortization are calculated using the straight-line method over the estimated useful lives of the assets which are between three to seven years.

Costs of major additions and improvements are capitalized while expenditures for maintenance and repairs, which do not extend the life of the asset, are expensed. Upon sale or disposition of property and equipment, the cost and related accumulated depreciation and amortization are eliminated from the accounts and any resulting gain or loss is credited or charged to income. Long-lived assets held and used by us are reviewed based on market factors and operational considerations for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

Inventory

Inventories are stated at the lower of cost or net realizable value. Cost is determined using the weighted average method. Net realizable value is the estimated selling price in the ordinary course of business, less applicable variable selling expenses. The Company periodically reviews inventories for obsolescence and any inventories identified as obsolete are written down or written off.

Investments

The Company accounts for investments with a 20% to 50% ownership and a significant but not controlling influence as equity method investments. Investments with a greater than 50% ownership and a controlling influence are accounted for using the consolidation method. The Company assesses the potential impairment of equity method investments when indicators such as a history of operating losses, negative earnings and cash flow outlook, and the financial condition and prospects for the investee’s business segment might indicate a loss in value. The Company has accounted for its investment in Silviculture Systems using the equity method and its investment in its subsidiary Karbon-X Project, Inc using the consolidation method.

During November 2023, the Company abandoned the silviculture investment deal and decided to write off the carrying value of the Equity Investment in Silviculture. Accordingly, amidst ongoing disputes which we are currently discussing, the Company has written off the carrying value of Investment of $2,564,203, accumulated value of shares to be issued $ 1,500,000 and recognized loss on write off $1,064,203 in its statement of operations for the year ended May 31, 2024.

F-8

Fair Value of Financial Instruments

The Company uses a three-tier fair value hierarchy to classify and disclose all assets and liabilities measured at fair value on a recurring basis, as well as assets and liabilities measured at fair value on a non-recurring basis, in periods subsequent to their initial measurement. The hierarchy requires the Company to use observable inputs when available, and to minimize the use of unobservable inputs, when determining fair value. The three tiers are defined as follows:

•	Level 1—Observable inputs that reflect quoted market prices (unadjusted) for identical assets or liabilities in active markets;

•	Level 2—Observable inputs other than quoted prices in active markets that are observable either directly or indirectly in the marketplace for identical or similar assets and liabilities; and

•	Level 3—Unobservable inputs that are supported by little or no market data, which require the Company to develop its own assumptions.

Other than the derivative liabilities presented below, the carrying amount of the Company’s financial assets and liabilities approximate their fair values.

The Company measures certain financial instruments at fair value on a recurring basis in accordance with ASC 820, Fair Value Measurement. As of May 31, 2025, the Company evaluated the conversion features embedded in certain convertible promissory notes and determined that they represent derivative liabilities requiring bifurcation under ASC 815-15.

The Company uses valuation methods to estimate the fair value of the derivative liabilities associated with its convertible notes. The model incorporates significant unobservable inputs, including:

•	Expected stock price volatility
•	Risk-free interest rates
•	Estimated time to maturity
•	Probability of uplisting
•	Expected trading volumes

Because these inputs are unobservable and require significant management judgment, the Company has classified the derivative liabilities as Level 3 in the fair value hierarchy.

The following table summarizes the fair value hierarchy of the Company’s financial liabilities measured at fair value on a recurring basis as of May 31, 2025:

	Level 1	Level 2	Level 3	Total
Derivative liabilities – convertible notes	-	-	$168,358	$168,358
Other financial instruments	-	-	-	-
Total Embedded Derivatives	-	-	$168,358	$168,358

The following table summarizes the changes in Level 3 derivative liabilities measured at fair value on a recurring basis.

May 31, 2025
Balance at beginning of period	-
Purchases / issuances	275,419
Total (gains) losses recognized in earnings	54,831
Settlements (net)	(179,666)
Change in unrealized (gains) losses included in earnings for instruments still held at period end	18,116
Balance at end of period	168,358

F-9

Revenue Recognition

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers. Since ASU 2014-09 was issued, several additional ASUs have been issued to clarify various elements of the guidance. These standards provide guidance on recognizing revenue, including a five-step model to determine when revenue recognition is appropriate. The standard requires that an entity recognize revenue to depict the transfer of control of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. Under ASC 606, the Company recognizes revenue from the commercial sales of carbon credits and consulting services by applying the following steps: (1) identify the contract with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to each performance obligation in the contract; and (5) recognize revenue when each performance obligation is satisfied.

Rates for consulting services are typically per day, per hour, or a similar basis. Consulting revenue is recognized over the period in which the service is provided.

Revenue for sales of carbon credits is recognized at a point in time when control of the credit transfers to the buyer. The Company act as a principal in all revenue transactions.

Foreign Currency Translation

The functional currency of the Company is the Canadian Dollar (“CAD”). For financial statement purposes, the reporting currency is the United States Dollar (“USD”).

For financial reporting purposes, the consolidated financial statements are translated into the Company’s reporting currency, USD. Asset and liabilities are translated using the closing exchange rate in effect at the balance sheet date with the resulting translation adjustments included as a separate component of shareholder’s equity through other comprehensive income (loss) in the consolidated statement of operations.

Income and expenses are translated at the average yearly rates of exchange. The Company includes realized gains and losses from foreign currency transactions in other income (expense), net in the consolidated statement of operations.

Warrants and Options

There is estimation uncertainty with respect to selecting inputs to the Black-Sholes model used to determine the fair value of warrants (Note 7) and options (Note 10).  These inputs include the stock price of $0.9 - $0.75,  exercise price of $0.75, time to maturity of two - five years, annual risk-free interest rate ranging from 4.33% - 4.74%, and annualized volatility ranging from 1,294.9% - 1,279.3%.

The above estimates and assumptions are reviewed regularly. Revisions to accounting estimates are recognized in the period in which the estimates are revised and in any future periods affected.

Significant Estimates

Significant estimates applied in the preparation of these financial statements include the estimated useful lives of property and equipment, the inputs used in the valuation of embedded derivatives on convertible notes. share volatility and estimated life of options and warrants in determining their fair value as well as the expected potential for the realization of deferred tax assets in determining the amount of the valuation allowance thereto.

F-10

Earnings per Common Share

The basic loss per share is calculated by dividing the Company’s net loss available to common shareholders by the weighted average number of common shares during the year. The diluted loss per share is calculated by dividing the Company’s net loss available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. As of May 31, 2025, potential dilutive securities of approximately 6,663,148 shares had an anti-dilutive effect and were not included in the calculation of diluted net loss per share.

Segment Reporting

ASC Topic 280, “Segment Reporting,” requires use of the “management approach” model for segment reporting. The management approach model is based on the way a company’s management organizes segments within the company for making operating decisions and assessing performance. Our Chief Operating Decision Maker, Chad Clovis, Chief Executive Officer, President, and Director, reviews financial information and allocates resources on a consolidated basis. The Company operates as a single segment and will evaluate additional segment disclosure requirements as it expands its operations.

Reclassifications

Certain amounts in the consolidated financial statements for the prior year have been reclassified to conform to the current year presentation. These reclassifications had no impact on net earnings, financial position, or cash flows.

 Recently Issued Accounting Standards

 The Financial Accounting Standards Board (FASB) has issued several updates relevant to the Company:

Update 2025-01: Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40): Clarifying the Effective Date Effective for annual reporting periods beginning after December 15, 2026, and interim periods within annual reporting periods beginning after December 15, 2027. Early adoption is permitted.

Update 2024-04: Debt—Debt with Conversion and Other Options (Subtopic 470-20): Induced Conversions of Convertible Debt Instruments. Effective for annual reporting periods beginning after December 15, 2025, and interim periods within those annual periods. Early adoption is permitted.

Update 2024-03: Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses. Effective for annual reporting periods beginning after December 15, 2026, and interim periods beginning after December 15, 2027. Early adoption is permitted.

Update 2024-02: Codification Improvements—Amendments to Remove References to the Concepts Statements. Effective for public business entities for fiscal years beginning after December 15, 2024. For all other entities, effective for fiscal years beginning after December 15, 2025. Early application is permitted.

Update 2024-01: Compensation—Stock Compensation (Topic 718): Scope Application of Profits Interest and Similar Awards. Effective for public business entities for annual periods beginning after December 15, 2024, and interim periods within those annual periods. For all other entities, effective for annual periods beginning after December 15, 2025, and interim periods within those annual periods. Early adoption is permitted.

The Company is in the process of evaluating the impact these recently issued accounting standards will have on the Company’s financial statements.

F-11

Note 2 – Prepaid Expenses

As of May 31, 2025 and May 31, 2024, prepaid expenses consisted of the following:

Description	May 31, 2025	May 31, 2024
Advertising & Promotional Agreement	$179,532	$-
Prepaid inventory	636,563	-
Other Prepaids	49,580	1,000
Total	$865,674	$1,000

Note 3 – Inventory

Inventory as of May 31, 2025 and May 31, 2024, consisted of the following:

Description	May 31, 2025	May 31, 2024
Carbon Credit Inventory	$99,644	$316,738
Total	$99,644	$316,738

Carbon credit inventory represents carbon credits currently held for sale and are stated at the lower of cost or market.

Note 4 - Property and Equipment

The amount of property and equipment as of May 31, 2025 and May 31, 2024, consisted of the following:

Description	May 31, 2025	May 31, 2024
Furniture and fixtures	$9,076	$6,589
Computer and equipment	3,664	3,695
Total property cost	$12,741	$10,284
Accumulated depreciation	(6,608)	(3,366)
Property and equipment, net	$6,132	$6,918

The Company did not purchase significant property, plant and equipment for the year ended May 31, 2025. Depreciation expense for the year ended May 31, 2025 was $3,225.

Note 5 – Convertible Notes

As of May 31, 2025, Karbon-X Corp. issued convertible promissory notes totaling USD $2,443,195 to multiple investors as part of its capital-raising efforts. The notes bear simple interest at a rate of 10% per annum - quarter, and have maturity terms of 1  year or less.

During the year ended, May 31, 2025, two notes of principal $350,000 and interest of 16,724 were converted into 404,471 shares at $0.90/share.

The Company recorded discounts of $141,529, interest expense and discount amortization related to convertible notes of $372,071 and loss on change in fair value of derivatives of $72,927 for the year ended May 31, 2025.

The notes include a conversion feature, allowing the holders to convert the principal and accrued interest into the Company's common stock. Conversion is permitted at the option of the lender at any time after the earlier of:

1.	Twenty-four months from the date of issuance, or

2.	The Company’s listing on OTCQX, Nasdaq, or NYSE.

F-12

The conversion price is the lesser of:

1.

80% of the twenty-day weighted average closing price of the Company’s common stock preceding the conversion (but not less than the average of the four notes $0.56 per share), and of the trading day immediately preceding such conversion (but not less than $0.75 per share) or (ii) $0.90 per share.

2.	The notes range from $0.50 - $0.90 per share.

Conversion is further restricted to ensure that no lender converts an amount of the note that would result in owning more than 9.9% of the outstanding common stock at any time.

The Borrower may prepay the principal amount and any unpaid interest or any portion thereof at any time without notice, further interest, bonus, or penalty, provided that a minimum of six months’ interest shall be payable regardless of the prepayment date.

The issuance of these convertible promissory notes provided the Company with necessary capital to support its operations and strategic initiatives while offering investors the potential for equity participation in the Company's future growth.

Prepayment Option

The Company may prepay the notes at any time without penalty, provided that a minimum of six months’ interest is payable. This provision ensures lenders are compensated regardless of the prepayment date.

As of May 31, 2025, the Company owed principal of $2,443,195, net of discounts of $333,334, accrued interest of $118,853, and embedded liabilities of $59,325.

Note 6 – Shareholders’ Equity

During the year ended May 31, 2025, Karbon-X Corp completed following private placement pursuant to Rule 506(c) of the Securities Exchange Act of 1934, as amended.

During the year ended May 31, 2025, the Company sold 1,926,742 shares at $0.90 per share for total proceeds of $1,712,099.

On March 31, 2025, the Company converted a loan for $350,000 principal and $16,724 interest into 407,471 shares at a price of $0.90 per share.

On March 31, 2025, the Company issued 57,875 shares at $2.04 per share for compensation of $118,007.

On May 22, 2025, the Company converted 360,000 options related to its stock option plan into 205,715 shares via a cashless exercise.

On May 15, 2025, 10,400 warrants were exercised in a cashless exercise for 7,429 shares.

Note 7 – Warrants

During the year ended May 31, 2024, the Company issued 10,400 warrants in connection with one private placement. Each warrant entitles the holder to acquire one common share of the Corporation at an exercise price of $0.50 with a two year term. The 10,400 units of warrants and shares were issued as a commission fee valued at $2,236. Additionally, the Company had 830,000 expired warrants and 2,990,000 exercised warrants at an average price of $0.75 during the same period. During the year ended May 31, 2025, these warrants were exercised in a cashless exercise for 7,429 shares.

F-13

A detail of warrant activity for the year ended May 31, 2025 is as follows:

Description	Number	Weighted average exercise price	Weighted average remaining contractual life (in years)
Outstanding May 31, 2023	4,140,000	$0.75	0.83
Exercised	(2,990,000)	0.75	-
Granted	10,400	0.75	1.13
Expired	(830,000)	0.75	-
Cancelled

Outstanding May 31, 2024	330,400	$0.63	0.63
Exercised	(10,400)	0.50	-
Granted
Expired	(320,000)
Cancelled
Outstanding May 31, 2025	-	-	-

Note 8 – Investments

On October 24, 2024, Karbon-X Corp. entered into a Carbon Credit Purchase Agreement with DevvStream Holdings Inc. As part of this agreement, Karbon-X Corp. received 174,953 common shares of New Pubco, a company formed from the merger of DevvStream Holdings Inc. and Focus Impact Acquisition Corp., a special purpose acquisition company (SPAC) listed on the Nasdaq Stock Exchange. The shares were issued at a deemed price of $6.50 per share, resulting in an initial valuation of USD $1,137,197.

On October 28, 2024, Karbon-X Corp. entered into a Carbon Credit Forward Purchase Agreement with DevvStream Holdings Inc., under which Karbon-X Corp. will sell verified greenhouse gas offset or carbon credits, specifically C-Sink Credits, to DevvStream Holdings Inc. The purchase price for these credits is USD $2,892,000, payable in 444,923 common shares of New Pubco at a deemed price of $6.50 per share. This agreement is classified as a futures contract under relevant U.S. GAAP guidance.

Initial Recognition and Measurement

At initial recognition, the common shares of New Pubco received under the agreements are classified as equity securities and measured at fair value upon initial recognition in accordance with ASC 321, "Investments—Equity Securities". The Company recorded an initial fair value of the securities based on observable market prices at the time of execution, consistent with a Level 1 fair value measurement, as the shares were actively traded on the Nasdaq Stock Exchange.

•	For the Carbon Credit Purchase Agreement, the fair value of the 174,953 shares was recognized as $68,232.

•	For the Carbon Credit Forward Purchase Agreement, the 444,923 shares were valued at $173,520, representing the purchase price of the C-Sink Credits to be delivered in the future.

Upon entering into the forward purchase agreement, Karbon-X Corp. also recognized a deferred revenue liability of $2,892,000, as the performance obligation to deliver the carbon credits had not yet been satisfied. This deferred revenue will be recognized as income upon delivery of the carbon credits. Refer to Note 7 for further details on deferred revenue.

F-14

Subsequent Measurement and True-Up Provision

Subsequent to initial recognition, the equity securities are measured at fair value in accordance with ASC 321, "Investments—Equity Securities". Additionally, as the securities are denominated in a foreign currency, a currency translation adjustment (CTA) is recorded to reflect the impact of exchange rate fluctuations. The CTA is included in other comprehensive income (OCI) in accordance with ASC 830, "Foreign Currency Matters".

As of May 31, 2025, the fair market value (FMV) of New Pubco shares was USD $0.49 per share. In compliance with ASC 321, the Company marked the investment to fair value, resulting in the following adjustments:

•	The fair value of investments was at the current market price of $0.49 per share.

•

To address the difference between the contractual price and the current market price, Karbon-X recorded a securities receivable for the true-up portion guaranteed under the agreements. The true-up provision ensures that the Company will be made whole if the market value of the shares remains below the contracted value during the adjustment period. As of May 31, 2025, no additional shares have been issued under these provisions.

As of May 31, 2025, the balances were as follows:

Description	Balance (USD)
Investments in Equity Securities	$301,260
Securities Receivable	$3,789,651
Total Value	$4,090,911

Fair Value Hierarchy

The equity securities of New Pubco are measured using Level 1 inputs, as the shares are actively traded on the Nasdaq Stock Exchange.

The Company's exposure to impairment is mitigated by the true-up provision, which ensures no loss is ultimately recognized. While the securities are remeasured to fair market value quarterly, the receivable reflects the guaranteed recovery under the agreement.

Note 9 – Internally Developed Software

In accordance with ASC 350-40, the Company has capitalized internally developed software for its development of a mobile application. The software completed its application development stage and all related costs as of March 1, 2025 and any additional costs since then are being expensed as incurred. The software has been completed and placed into service; the Company began amortizing the software over its estimated useful life of three years on March 1, 2025.

As of May 31, 2025 and May 31, 2024, the Company has capitalized internally developed software of $473,895 and $521,372, respectively.  The Company recorded amortization expense of $43,081 and $0 for the years ended May 31, 2025 and 2024, respectively.  The decrease in value is primarily attributed to amortization over the asset’s useful life, other changes in value are the result of the impact of cumulative translation adjustments (CTA) resulting from the remeasurement of foreign currency values to USD.

F-15

Note 10 - Stock Option Plan

Description of the Plan

The Company has adopted the 2024 Employees', Directors', Officers', and Consultants' Stock Option Plan (the "Plan") on May 16, 2024, which authorizes the issuance of options to purchase up to 5,000,000 shares of common stock. The Plan was amended to authorize the issuance of options to purchase up to 15,000,000 shares of common stock. The Plan is designed to attract, retain, and motivate employees, directors, officers, and consultants by providing them with an opportunity to acquire a proprietary interest in the Company.

Types of Options

The Plan provides for the issuance of both Incentive Stock Options (ISOs) and Nonstatutory Stock Options (NSOs). ISOs are intended to qualify under Section 422 of the Internal Revenue Code, while NSOs do not qualify under Section 422.

Eligibility

Options may be granted to employees, directors, officers, and consultants of the Company. Special provisions apply to individuals owning more than 10% of the Company's stock.

Administration

The Plan is administered by the Compensation Committee of the Board of Directors, which has the authority to determine the terms and conditions of each option grant.

Shares Available

The maximum number of shares that may be issued under the Plan is 5,000,000 shares of common stock.

Option Terms:

•	Exercise Price: The exercise price of options granted under the Plan must be at least 100% of the fair market value of the stock on the date of grant.
•	Term: Options granted under the Plan have a maximum term of ten years from the date of grant.
•	Vesting: The vesting schedule for options is determined by the Compensation Committee at the time of grant.

Payment for Shares

Upon exercise of an option, the optionee may pay the exercise price in cash or cashless exercise, with the consent of the Compensation Committee, by tendering shares of common stock.

Adjustments

In the event of a stock split, merger, or other corporate event, the number of shares subject to the Plan and the exercise price of outstanding options will be adjusted as determined by the Compensation Committee.

Transferability

Options granted under the Plan are generally non-transferable, except under specific conditions as outlined in the Plan.

Termination of Employment

The Plan provides specific rules for the exercise of options upon termination of employment, including termination for cause, disability, or death.

Legal Compliance

The issuance of shares under the Plan is subject to compliance with federal and state securities laws.

F-16

Plan Duration

The Plan became effective upon adoption by the Board of Directors and options may not be granted after December 31, 2026.

Activity Under the Plan

As of May 31, 2025, the following activity has occurred under the Plan, which started in second quarter of this fiscal year :

Description	Number of Shares	Weighted Average Exercise Price	Weighted average remaining life (in years)
Options Authorized	15,000,000
Options Granted	4,612,000	$0.79	5.00
Options Exercised	360,000	$0.79
Options Forfeited	(25,125)	$0.75
Options Outstanding	4,226,875	$0.79	4.25
Options Vested	1,596,850	$0.79	4.00
Options Unvested	2,630,025	$0.79	4.30

As of May 31, 2025, the intrinsic value of the 4,226,875 outstanding options was $1,183,525.

Fair Value of Options

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions:

•	Expected Volatility: 35%

○

The Company determined expected volatility based on an analysis of comparable publicly traded companies in the same or similar industry. As a startup in a new industry, Karbon-X lacks sufficient historical trading data. The analysis considered market trends and the high-growth, high-risk nature of the carbon management and sustainability sector. The selected volatility reflects industry patterns of startups in comparable markets, ensuring reasonability and alignment with peer data.

•	Expected Life: 5 Years

○	Based on the vesting schedule and anticipated exercise behavior of option holders.

•	Risk-Free Interest Rate: 5%

○

The rate reflects the yield on U.S. Treasury securities with a term consistent with the expected life of the options. Given the current interest rate environment, a 5% rate is appropriate for options granted during Q3 FY2025. This aligns with the Federal Reserve’s policy rates and prevailing market conditions.

•	Expected Dividends: 0%

○	The Company does not currently pay dividends, consistent with its growth-oriented business strategy.

Stock-Based Compensation Expense

For the year ended May 31, 2025, the Company recognized stock-based compensation expense of USD $472,219.

F-17

Note 11 – Income Taxes

The Company accounts for income taxes in accordance with ASC 740, “Income Taxes.” Deferred income taxes are recognized for temporary differences between the financial statement carrying amounts of assets and liabilities and their respective tax bases and for operating loss and tax credit carryforwards. A valuation allowance is established when, based on available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

Given the Company’s history of operating losses and negative evidence outweighing positive evidence, the Company has recorded a full valuation allowance against its net deferred tax assets. Accordingly, no income tax expense (benefit) has been recognized for the years presented.

Components of loss before income taxes were as follows:

	May 31, 2025	May 31, 2024
Domestic	(2,108,311)	(1,589,940)
Foreign	(4,041,647)	(1,154,643)
Total	(6,149,958)	(2,744,583)

The provision for income taxes consisted of:

	May 31, 2025	May 31, 2024
Federal	-	-
State	-	-
Foreign	-	-
Total income tax expense (benefit)	-	-

	May 31, 2025	May 31, 2024
Deferred tax assets:
Net operating loss carryforwards	(2,328,333)	(1,036,842)
Valuation allowance	(2,328,333)	(1,036,842)
Net deferred tax assets	-	-
Deferred tax liabilities	-	-
Net deferred tax asset (liability) recognized	-	-

As of May 31, 2025, the Company had U.S. federal and state net operating loss (“NOL”) carryforwards of approximately $11,087,300 and $4,937,342, respectively. Federal NOLs generated in tax years beginning after December 31, 2017 do not expire and are available to offset up to 80% of taxable income in future years. The Company had no unrecognized tax benefits as of May 31, 2025 or May 31, 2024 and does not expect a significant change in unrecognized tax benefits within the next 12 months.

F-18

Note 12 – Commitments and Contingencies

Legal Proceedings

In February 2024, Karbon-X were notified of a former employee filing a lawsuit against the company for wrongful termination. The Company is currently counter-suing and is expecting to prevail.

Operating Leases

The Company has entered into a operating lease for office space commencing on July 1, 2025, with an early occupancy period beginning on February 1, 2025. The lease has a term of 5 years, expiring on June 30, 2030. During the early occupancy period (February 1, 2025 – June 30, 2025), no rent payments are required.

Lease right-of-use assets represent the right to use an underlying asset pursuant to the lease for the lease term, and lease liabilities represent the obligation to make lease payments arising from the lease. Lease right-of-use assets and lease liabilities are recognized at the commencement of an arrangement where it is determined at inception that a lease exists. These assets and liabilities are initially recognized based on the present value of lease payments over the lease term calculated using our estimated incremental borrowing rate generally applicable to the location of the lease right-of-use asset, unless an implicit rate is readily determinable. We combine lease and certain non-lease components in determining the lease payments subject to the initial present value calculation. Lease right-of-use assets include upfront lease payments and exclude lease incentives, if applicable. When lease terms include an option to extend the lease, we have not assumed the options will be exercised.

Lease expense for operating leases generally consist of both fixed and variable components. Expense related to fixed lease payments are recognized on a straight-line basis over the lease term. Variable lease payments are generally expensed as incurred, where applicable, and include agreed-upon changes in rent, certain non-lease components, such as maintenance and other services provided by the lessor, and other charges included in the lease. Leases with an initial term of twelve months or less are not recorded on the balance sheet. We recognized total lease expense of approximately $167,086 and $28,430 for the years ended May 31, 2025 and 2024, primarily related to operating lease costs paid to lessors from operating cash flows. We entered into our operating lease in April 2024 with a term of five years.

Future minimum lease payments under operating leases that have initial noncancelable lease terms in excess of one year at May 31, 2025 were as follows:

SCHEDULE OF FUTURE MINIMUM LEASE PAYMENTS UNDER OPERATING LEASES	Total
Calendar Year Ended
2025	$46,356
2026	116,092
2027	123,348
2028	125,767
2029	128,185
Thereafter	54,418
Total lease payment	594,168
Less: Imputed interest	(73,427)
Operating lease liabilities	520,741

Operating lease liability - current	60,475
Operating lease liability - non-current	$460,266

SCHEDULE OF OTHER SUPPLEMENTAL INFORMATION UNDER OPERATING LEASE
Weighted average discount rate	5.00%
Weighted average remaining lease term (years)	5.08

F-19

Note 13 – Subsequent Events

On June 1, 2025, the Company entered into an Asset Purchase Agreement with Allcot AG to acquire specified assets (including certain subsidiary shares, intellectual property, database, project pipeline, and contract rights) for cash consideration of $350,000. The Company expects to account for the transaction as an asset acquisition under ASC 805; valuation is ongoing and the financial effects are not yet reasonably estimable.

The Company converted four convertible notes in August 2025 of principal $2,193,195 and accrued interest of $117,329 into 4,749,156 shares at conversion prices ranging from $0.45 - $0.90.

On August 5, 2025, the Company issued a $3.5 million unsecured convertible note to Hedera Foundation SECZ bearing simple interest of 10% per quarter. The note is convertible at the greater of 90% of the 20-day VWAP or $0.90 per share with a maturity of one year or less.

In July 2025, the Company issued a $125,000 note and the note was repaid in August 2025.

In August 2025, due to a supplier issue, $1,276,800 in deferred revenue was refunded to a customer, we are in negotiations with this customer to recommence this contract at a similar price.

Effective July 29, 2025, Christopher Mulgrew is no longer Chief Financial Officer of the Company and Adriana Ebell was appointed Acting Chief Financial Officer.

The Company evaluated subsequent events through September 15, 2025 and identified no other events requiring recognition or additional disclosure.

F-20

PART III—EXHIBITS

The following exhibits are filed as part of this Annual Report.

The following Exhibits are included herein:

Exhibit No.	Description
2.1

Articles of lncorporation of Cocoluv, Inc. dated September 13, 2017 (incorporated by reference to Exhibit 3.1 of the Company’s filing on Form 10-K, as amended, filed with the Securities and Exchange Commission on September 16, 2025).

2.2

Articles of Amendment of Cocoluv, Inc. April 22, 2025 (incorporated by reference to Exhibit 3.2 of the Company’s filing on Form 10-K, as amended, filed with the Securities and Exchange Commission on September 16, 2025).

2.3	Bylaws (incorporated by reference to Exhibit 3.3 of the Company’s filing on Form 10-K, as amended, filed with the Securities and Exchange Commission on September 16, 2025).
6.1

Reorganization Agreement among Karbon-X Corp., Karbon-X Project and Reymund Guillermo dated as of February 21, 2022. (incorporated by reference to Exhibit 3.1(i) of the Company’s filing on Form 8-K filed with the Securities and Exchange Commission on July 1, 2022)

6.2

Employment Agreement dated February 17, 2022 between the Company and Chad Clovis (incorporated by reference to Exhibit 3.1(i) of the Company’s filing on Form 8-K filed with the Securities and Exchange Commission on July 1, 2022)

6.3

Employment Agreement dated February 17, 2022 between the Company and Marita Dautel (incorporated by reference to Exhibit 3.1(i) of the Company’s filing on Form 8-K filed with the Securities and Exchange Commission on July 1, 2022)

6.4

Commercial Lease Agreement dated May 6, 2022 between the Company and 459063 Ltd. (incorporated by reference to Exhibit 3.1(i) of the Company’s filing on Form 8-K filed with the Securities and Exchange Commission on July 1, 2022)

6.5

Karbon-X Corp. 2024 Employees, Officers’, Directors’ and Consultants’ Stock Option Plan, as amended (incorporated by reference to Exhibit 10.5 of the Company’s filing on Form 10-K, as amended, filed with the Securities and Exchange Commission on September 16, 2025).

6.6

Joint Venture Agreement dated November 15, 2022 among Karbon-X Project, Silviculture Systems Corp. and 4EverForest Foundation (incorporated by reference to Exhibit 10.6 of the Company’s filing on Form 10-K, as amended, filed with the Securities and Exchange Commission on September 16, 2025).

6.7

Joint Venture Partnership Agreement dated August 2023, among Karbon-X Corp., Metis Settlements Development Corporation, and Asokan Generational Developments Ltd. (incorporated by reference to Exhibit 10.7 of the Company’s filing on Form 10-K, as amended, filed with the Securities and Exchange Commission on September 16, 2025).

6.8

Acquisition Agreement dated May 31, 2023 among Karbon-X Project, Silviculture Systems Corp. and 4EverForest Foundation (incorporated by reference to Exhibit 10.8 of the Company’s filing on Form 10-K, as amended, filed with the Securities and Exchange Commission on September 16, 2025).

6.9

Carbon Credit Purchase Agreement effective as of October 14, 2024 between Karbon-X Corp. and Devvstream Holdings, Inc (incorporated by reference to Exhibit 10.9 of the Company’s filing on Form 10-K, as amended, filed with the Securities and Exchange Commission on September 16, 2025).

6.10

Asset Purchase Agreement between Karbon-X Corp. and Allcot AG dated as of May 14, 2025 (incorporated by reference to Exhibit 10.1 of the Company’s filing on Form 8-K filed with the Securities and exchange Commission on June 30, 2025.

11.1	Consent of Cutler Law Group, P.C. (included in Exhibit 5)
11.2	Consent of Fruci & Associates II, PLLC
12*	Opinion of Cutler Law Group, P.C.

*Filed herewith

45

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bellaire, Texas, on October 17, 2025.

Dated: October 17, 2025	KARBON-X CORP.

	By:	/s/ Chad Clovis
Chad Clovis
Chief Executive Officer
(Principal Executive Officer)

Dated: October 17, 2025	By:	/s/ Adriana Ebell
Adriana Ebell
Chief Financial Officer
(Chief Financial Officer and Principal Accounting Officer)

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Chad Clovis, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Form 1-A offering statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Chad Clovis	Director	October 17, 2025
Name: Chad Clovis /s/ Brett Hull	Director	October 17, 2025
Name: Brett Hull /s/ Justin Bourque	Director	October 17, 2025
Name: Justin Bourque

46